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          As filed with the Securities and Exchange Commission on April 28, 2005
                                                              File No. 811-07567

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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM N-1A

      REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [X]

        Amendment No. 11 [X]

                        (Check appropriate box or boxes)

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                 STATE STREET NAVIGATOR SECURITIES LENDING TRUST

               (Exact Name of Registrant as Specified in Charter)

 State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111

               (Address of Principal Executive Offices) (Zip Code)

                                 (617) 664-2573
              (Registrant's Telephone Number, Including Area Code)

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                       Julie Tedesco, Assistant Secretary
                       State Street Bank and Trust Company
                          One Federal Street, 9th Floor
                           Boston, Massachusetts 02110
                     (Name and Address of Agent for Service)

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                                    Copy to:

                             Philip H. Newman, Esq.
                               Goodwin Procter LLP
                                 Exchange Place
                           Boston, Massachusetts 02109

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EXPLANATORY NOTE

      This Registration Statement on Form N-1A has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant are not registered under the Securities Act of 1933 (the "1933 Act") because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by domestic investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Registrant.

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                                     PART A

                 STATE STREET NAVIGATOR SECURITIES LENDING TRUST

                                 April 28, 2005

ITEM 1. FRONT AND BACK COVER PAGES

    Not Applicable.

ITEM 2. RISK/RETURN SUMMARY: INVESTMENTS, RISKS AND PERFORMANCE

    Not Applicable.

ITEM 3. RISK/RETURN SUMMARY: FEE TABLE

    Not Applicable.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
        RISKS

      State Street Bank and Trust Company ("State Street") has established a securities lending program for its clients. Each client that participates in the securities lending program as a lender ("Lender") enters into a securities lending authorization agreement with State Street. Under such agreement, State Street is authorized to invest the cash collateral securing loans of securities of each Lender in a variety of investments. State Street Navigator Securities Lending Trust (the "Trust") has been established primarily for the investment and reinvestment of cash collateral on behalf of Lenders participating in State Street's securities lending program (the "Lending Program").

      The Trust has established three series of shares of beneficial interest representing interests in three separate portfolios: State Street Navigator Securities Lending Government Portfolio ("Government Portfolio"), State Street Navigator Securities Lending Prime Portfolio ("Prime Portfolio") and State Street Navigator Securities Lending Short-Term Bond Portfolio ("Short-Term Bond Portfolio") (each a "Portfolio"). As of the date of this Prospectus, the Government Portfolio and the Short-Term Bond Portfolio are not yet operational. SSgA Funds Management, Inc. (the "Adviser"), a subsidiary of State Street Corporation and an affiliate of State Street, serves as the investment adviser for each of the Trust's portfolios.

      The investment objectives, principal strategies and risks of each Portfolio are described below. The investment objective of a Portfolio may be changed at any time by the Board of Trustees of the Trust upon at least 30 days' prior written notice to shareholders of that Portfolio. See the Statement of Additional Information for a description of each Portfolio's investment restrictions.

OBJECTIVES AND STRATEGIES

      GOVERNMENT PORTFOLIO. Government Portfolio will seek to:

            - maximize current income to the extent consistent with the preservation of capital and liquidity; and

            - maintain a stable $1.00 per share net asset value ("NAV") by investing in dollar-denominated securities with remaining maturities of one year or less.

      This Portfolio will invest exclusively in:

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            -     securities issued or backed by the U.S. Government or its
                  agencies or instrumentalities ("U.S. Government Securities"); and

            - repurchase agreements collateralized with U.S. Government Securities.

      Under normal market conditions the Government Portfolio attempts to meet its investment objective by investing at least 80% of its assets in obligations issued or guaranteed as to principal and interest by the U.S. government or its agencies and instrumentalities. The Government Portfolio shall provide shareholders with at least 60 days' written notice of any change to this policy.

      All investments will qualify as "eligible securities" within the meaning of Rule 2a-7 under the Investment Company Act of 1940, as amended (the "1940 Act"). Government Portfolio will seek to maintain a stable NAV per share of $1.00 by valuing its portfolio using the amortized cost method and will comply with the requirements of Rule 2a-7.

      PRIME PORTFOLIO. Prime Portfolio seeks to:

            - maximize current income to the extent consistent with the preservation of capital and liquidity; and

            - maintain a stable $1.00 per share NAV by investing in dollar-denominated securities with remaining maturities of one year or less.

      This Portfolio principally invests in the following high-quality U.S. dollar-denominated instruments:

            -     U.S. Government Securities;

            - instruments of U.S. and foreign banks, including certificates of deposit, bankers' acceptances and time deposits (including Eurodollar certificates of deposit, Eurodollar time deposits and Yankee certificates of deposit);

            - corporate debt obligations, including commercial paper of U.S. and foreign companies;

            -     variable amount master demand notes;

            - debt obligations of foreign governments and foreign government subdivisions and their agencies and instrumentalities and supranational organizations;

            -     repurchase agreements;

            -     mortgage-backed securities;

            -     asset-backed securities; and

            -     floating-rate notes, medium term notes and master term notes.

      All investments will qualify as "eligible securities" within the meaning of Rule 2a-7. Prime Portfolio seeks to maintain a stable NAV per share of $1.00 by valuing its portfolio using the amortized cost method and will comply with the requirements of Rule 2a-7.

      SHORT-TERM BOND PORTFOLIO. Short-Term Bond Portfolio will seek to maximize current income to the extent consistent with the preservation of capital and liquidity.

      The Short-Term Bond Portfolio, however, will not seek to maintain a stable NAV per share. Accordingly, the investment return and principal value of an investment in Short-Term Bond Portfolio will fluctuate and a shareholder's shares, when redeemed, may be worth more or less than their original cost.

      Under normal market conditions the Short-Term Bond Portfolio attempts to meet its investment objective by investing at least 80% of its assets in bonds. The Short-Term Bond Portfolio shall provide shareholders with at least 60 days' written notice of any change to this policy.

      This Portfolio will principally invest in:

      - U.S. dollar-denominated instruments in which the Prime Portfolio may invest;

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      -     mortgage-backed and asset-backed securities; and

      - U.S. dollar-denominated corporate, governmental and supranational debt obligations with maturities in excess of 13 months.

      The Short-Term Bond Portfolio may invest in forward contracts, futures, options and swap agreements for the purpose of modifying the average duration of its portfolio and creating synthetic floating-rate securities.

      At the time of purchase, the maximum duration of any security will not exceed five years. The average duration of the Short-Term Bond Portfolio, after giving effect to all duration shortening positions, will be managed to be between one and 120 days. Duration is a measure of the interest rate sensitivity of the price of a particular bond. Generally, the greater the duration of a bond, the more volatile its price will be in response to shifts in interest rates.

      At the time of purchase, (i) all securities with remaining maturities of 13 months or less will qualify as "first tier securities" within the meaning of Rule 2a-7(a) (6); and (ii) all securities with remaining maturities in excess of 13 months will (a) be rated "A" or better by at least two nationally recognized statistical rating organizations ("NRSRO"), or (b) if rated by only one NRSRO, be rated "A" or better by such NRSRO, or (c) if unrated, be determined by the Adviser to be of comparable quality. The Portfolio will not acquire any security (other than a U.S. Government Security) if, as a result, such security would represent more than 5% of the Portfolio's assets.

      The Short-Term Bond Portfolio will not seek to maintain a stable NAV per share by means of the amortized cost method. By managing the average duration, however, the Adviser will seek to minimize fluctuations in the value of the Portfolio. Securities with maturities of 60 days or less will be valued using the amortized cost method. The value of all other securities will be determined based upon market value or, in the absence of market value, at fair value as determined by the Board of Trustees of the Trust.

DESCRIPTION OF PRINCIPAL SECURITY TYPES

      Below is information about each Portfolio's principal investment techniques. Each Portfolio may also use strategies and invest in securities as described in the Statement of Additional Information.

      U.S. GOVERNMENT SECURITIES. U.S. Government Securities include obligations issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. Government. U.S. Government Securities may be backed by the full faith and credit of the U.S. Treasury, the right to borrow from the U.S. Treasury or the agency or instrumentality issuing or guaranteeing the security.

      REPURCHASE AGREEMENTS. In a repurchase agreement, a Portfolio purchases securities from a financial institution that agrees to repurchase the securities from the Portfolio within a specified time (normally one day) at the Portfolio's cost plus interest.

      STRIPPED SECURITIES. Stripped securities are U.S. Treasury bonds and notes, the unmatured interest coupons of which have been separated from the underlying obligation. Stripped securities are zero coupon obligations that are normally issued at a discount from their face value. A Portfolio may invest no more than 25% of its assets in stripped securities that have been stripped by their holder, which is typically a custodian bank or investment brokerage firm.

      VARIABLE AND FLOATING RATE INSTRUMENTS. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on variable and floating rate instruments are ordinarily tied to a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed-income obligations. Thus, investing in

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variable and floating rate securities generally affords less opportunity for capital appreciation and depreciation than investing in comparable fixed income securities.

SECTION 4(2) COMMERCIAL PAPER (PRIME PORTFOLIO AND SHORT-TERM BOND PORTFOLIO
ONLY). The Prime Portfolio and the Short-Term Bond Portfolio may invest in commercial paper issued in reliance on the so-called private placement exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Section 4(2) paper is restricted as to disposition under the federal securities laws and generally is sold to institutional investors, such as the Prime Portfolio and the Short-Term Bond Portfolio, that agree they are purchasing the paper for investment and not for distribution. Any resale by the purchaser must be in an exempt transaction. Section 4(2) paper normally is resold to other institutional investors through, or with the assistance of, the issuer or investment dealers that make a market in Section 4(2) paper. Section 4(2) paper will not be subject to a Portfolio's 10% limitation on illiquid securities, if the Adviser (pursuant to guidelines established by the Board of Trustees of the Trust) determines that a liquid trading market exists for the securities.

      ELIGIBLE DERIVATIVE INSTRUMENTS (SHORT-TERM BOND PORTFOLIO ONLY). The Short-Term Bond Portfolio may invest in forwards, futures, options and swap agreements within the following parameters. Derivative instruments may be used to create synthetic fixed income securities and to modify portfolio average duration. Derivative positions within the Portfolio will be managed so that the average duration remains below the 120 day upper limit specified for the Portfolio. The total absolute value of the option-adjusted duration dollars of the derivative positions shall be less than or equal to 10% of the option-adjusted duration dollars of the underlying investment positions.

      WHEN-ISSUED TRANSACTIONS. The Portfolios may invest in securities prior to their date of issuance. These securities may fall in value from the time they are purchased to the time they are actually issued, which may be any time from a few days to over a year. No Portfolio will invest more than 25% of its net assets in when-issued securities.

      FORWARD COMMITMENTS (PRIME PORTFOLIO AND SHORT-TERM BOND PORTFOLIO ONLY). The Prime Portfolio and the Short-Term Bond Portfolio may contract to purchase securities for a fixed price at a future date beyond the customary settlement time, provided that the forward commitment is consistent with the Portfolio's ability to manage its investment portfolio, maintain a stable NAV (Prime Portfolio only) and honor redemption requests. When effecting such transactions, cash or liquid high-quality debt obligations held by a Portfolio of a dollar amount sufficient to make payment for the portfolio securities to be purchased will be segregated on that Portfolio's records at the trade date and will be maintained until the transaction is settled. The failure of the other party to the transaction to complete the transaction may cause a Portfolio to miss an advantageous price or yield. A Portfolio bears the risk of price fluctuations during the period between the trade and settlement dates.

      VARIABLE AMOUNT MASTER DEMAND NOTES (PRIME PORTFOLIO AND SHORT-TERM BOND PORTFOLIO ONLY). The Prime Portfolio and the Short-Term Bond Portfolio may invest in variable amount master demand notes, which are unsecured obligations that are redeemable upon demand and are typically unrated. These instruments are issued pursuant to written agreements between their issuers and holders. The agreements permit the holders to increase (subject to an agreed maximum), and the holders and issuers to decrease, the principal amount of the notes, and specify that the rate of interest payable on the principal fluctuates according to an agreed upon formula.

      MORTGAGE-RELATED PASS-THROUGH SECURITIES (PRIME PORTFOLIO AND SHORT-TERM BOND PORTFOLIO ONLY). The Prime Portfolio and the Short-Term Bond Portfolio may invest in mortgage-related securities. Mortgage pass-through certificates are issued by governmental, government-related and private organizations and are backed by pools of mortgage loans.

      The price and yield of these securities typically assume that the securities will be redeemed prior to maturity. When interest rates fall substantially, these securities are generally redeemed early because the underlying mortgages are often prepaid. In that case, a Portfolio would have to reinvest the money at a

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lower rate. In addition, the price or yield of mortgage related-securities may fall if they are redeemed later than expected.

      ZERO COUPON SECURITIES. These securities are notes, bonds and debentures that (i) do not pay current interest and are issued at a substantial discount from par value, (ii) have been stripped of their unmatured interest coupons and receipts, or (iii) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts.

      Because a zero coupon security pays no interest to its holder during its life or for a substantial period of time, it usually trades at a deep discount from its face or par value and will be subject to greater fluctuations in market value in response to changing interest rates than debt obligations of comparable maturities that make regular distributions of interest.

      EURODOLLAR CERTIFICATES OF DEPOSIT ("ECDs"), EURODOLLAR TIME DEPOSITS ("ETDs") AND YANKEE CERTIFICATES OF DEPOSIT ("YCDs") (PRIME PORTFOLIO AND SHORT-TERM BOND PORTFOLIO ONLY). ECDs and ETDs are U.S. dollar denominated certificates of deposit issued by foreign branches of domestic banks and foreign banks. YCDs are U.S. dollar denominated certificates of deposit issued by U.S. branches of foreign banks.

      Different risks than those associated with the obligations of domestic banks may exist for ECDs, ETDs and YCDs because the banks issuing these instruments, or their domestic or foreign branches, are not necessarily subject to the same regulatory requirements that apply to domestic banks, such as loan limitations, examinations and reserve, accounting, auditing, recordkeeping and public reporting requirements. Obligations of foreign issuers also involve risks such as future unfavorable political and economic developments, withholding tax, seizures of foreign deposits, currency controls, interest limitations, and other governmental restrictions that might affect repayment of principal or payment of interest, or the ability to honor a credit commitment.

RISK FACTORS

  The Portfolios are subject to the following principal risks:

      - (Government Portfolio and Prime Portfolio) The rate of income will vary from day to day, depending on short-term interest rates.

      - (Short-Term Bond Portfolio) In general, bond prices fall when interest rates rise.

      - The value of variable and floating rate securities may appreciate less than comparable fixed income securities.

      - An investment in a Portfolio is not a deposit in State Street or any other bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

      - Although the Government Portfolio and the Prime Portfolio seek to preserve a stable NAV of $1.00 per share, it is possible that an investor may lose money by investing in these Portfolios. For example, a major change in interest rates or a default on a security or a repurchase agreement could cause the value of an investment in a Portfolio to decline.

      - The Prime Portfolio may invest more than 25% of its assets in the banking industry. Concentrating in the banking industry may involve additional risks. Banks are subject to extensive government regulation. They largely depend on the availability and cost of capital funds for their profitability, which can change significantly when interest rates change.

      - The Prime Portfolio may invest up to 50% of its assets in U.S. dollar-denominated instruments issued by foreign branches of foreign banks. Extensive public information about a foreign issuer may not be available and unfavorable political, economic, or governmental developments could affect the value of a foreign security.

      - Each Portfolio may invest up to 25% of its total assets in zero coupon securities called STRIPS, which are separately traded interest and principal components of U.S. Treasury

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            securities. The market value of the STRIPS generally is more sensitive to changes in interest rates.

      The shares of the Trust have not been registered under the 1933 Act, and, because they will be offered only to a limited number of qualified investors, it is anticipated that they will be exempt from those registration provisions. Shares of the Trust may not be transferred or resold without registration under the 1933 Act or pursuant to an exemption from such registration. However, shares of the Trust may be redeemed in accordance with the terms of the Trust's Master Trust Agreement and the Confidential Offering Memorandum provided to shareholders.

      A description of the Trust's policies and procedures with respect to the disclosure of the Prime Portfolio's securities is available in the Trust's Statement of Additional Information.

ITEM 5. MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE

THE ADVISER

      State Street Global Advisors ("SSgA"), is the investment management group of State Street Corporation, which includes the Adviser. SSgA is the world's largest institutional money manager, and uses quantitative and traditional techniques to manage more than $1.35 trillion as of December 31, 2004 in investment programs and portfolios for institutional and individual investors.

      The Adviser is an investment adviser registered with the Securities and Exchange Commission ("SEC") under the Investment Advisers Act of 1940, as amended, and is one of the SSgA companies comprising the investment management affiliates of State Street Corporation. The Adviser serves as investment adviser or sub-adviser for most of the U.S. registered investment company clients of SSgA and had approximately $98 billion in assets under management at December 31, 2004.

      For the fiscal year ended December 31, 2004, the Prime Portfolio paid the Adviser a fee equal to 0.0175% of its average daily net assets for the Adviser's services as investment adviser. For its advisory services to Government Portfolio and Short-Term Bond Portfolio, the Adviser is entitled to receive a fee from each Portfolio equal on an annual basis to 0.0175% and 0.05%, respectively, of that Portfolio's average daily net assets.

      The Adviser is located at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

CAPITAL STOCK

      Shares of the Trust are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from registration. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. However, shares may be redeemed on any day on which the Adviser is open for business.

ITEM 6. SHAREHOLDER INFORMATION

      Shares of each Portfolio are only offered to, and may only be held by, Lenders in the Lending Program.

      Shares of the Portfolios are available for purchase or redemption each day on which the Federal Reserve Bank of Boston and State Street are open for business (a "Business Day"). All shares of the Portfolio are purchased at the NAV per share of the Portfolio next calculated after the purchase is communicated to the Trust's transfer agent and determined to be in good order. Shares of the Portfolios may be redeemed on each Business Day at the NAV per share of the Portfolio next calculated after the redemption is communicated to the Trust's transfer agent. The Portfolios observe the following holidays:

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New Year's Day, Martin Luther King, Jr. Day, Presidents Day, Good Friday,
Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas Day.

      State Street, in its capacity as securities lending agent for a Lender, will effect all purchases and redemptions on behalf of a Lender.

      In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity who applies to open an account. For this reason, when you open (or change ownership) of an account, the Trust will request certain information, including your name, address and taxpayer identification number which will be used to verify your identity. If you are unable to provide sufficient information to verify your identity, the Trust will not open an account for you. As required by law, the Trust may employ various procedures, such as comparing your information to fraud databases or requesting additional information and documentation from you, to ensure that the information supplied by you is correct. The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm your identity as required by law.

      The NAV of Prime Portfolio and Government Portfolio will be calculated at 5:00 p.m. Eastern time on each Business Day. The NAV of Short-Term Bond Portfolio will be calculated at 5:00 p.m. Eastern time on each Business Day.

      Both the Government Portfolio and the Prime Portfolio will seek to maintain a stable NAV of $1.00 by valuing their respective investment portfolios using the amortized cost method and will comply with the requirements of Rule 2a-7 under the 1940 Act.

      The Short-Term Bond Portfolio will not seek to maintain a stable NAV by means of the amortized cost method. However, the Adviser will seek to minimize fluctuations in the value of the Portfolio by managing the average duration of the Short-Term Bond Portfolio. Securities with maturities of 60 days or less will be valued based upon the amortized cost method. The value of all other securities will be determined based upon market value or, in the absence of market value, at fair value as determined by the Board of Trustees of the Trust.

      Redemptions will be paid in cash unless the Trustees determine that conditions exist that make payment wholly in cash unwise or undesirable. If such a determination is made by the Trustees, the Trust may, subject to the requirements of the 1940 Act, pay redemptions entirely or partially in securities.

DIVIDENDS AND DISTRIBUTIONS

      Dividends on shares of each Portfolio will be declared and paid daily from net investment income. Distributions from net short- and long-term capital gains, if any, will be made at least annually. Dividends will be processed pursuant to the securities lending authorization agreement between the Lender and State Street. Generally, distributions will be declared and paid in December, if required for a Portfolio to avoid imposition of a federal excise tax on realized capital gains. The Portfolios do not expect to realize any material long-term capital gains or losses.

      A shareholder's right to receive dividends and distributions with respect to shares purchased commences on the effective date of the purchase of such shares and continues through the day immediately preceding the effective date of redemption of such shares.

      It is the policy of the Prime Portfolio to meet the requirements of Subchapter M of the Internal Revenue Code of 1986 applicable to regulated investment companies and to timely distribute all of its investment company taxable income, net tax-exempt income and net realized capital gain, if any, to shareholders. Accordingly, it is not anticipated that the Prime Portfolio will be liable for federal income or excise taxes.

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FREQUENT PURCHASES AND REDEMPTIONS OF PORTFOLIO SHARES

      The Board of Trustees of the Trust has not adopted market timing policies and procedures. The Board of Trustees has evaluated the risks of market timing activities by the Prime Portfolio's shareholders and has determined that due to the (i) Prime Portfolio's use of the amortized cost methodology of maintaining the Prime Portfolio's NAV at $1.00 each day, (ii) nature of the Prime Portfolio's portfolio holdings, (iii) nature of the Prime Portfolio's shareholders, (iv) inability of the Prime Portfolio's shareholders to exchange into other mutual funds, and (v) inability of the Prime Portfolio's shareholders to direct transactions because cash moves in and out of the Portfolio as securities are lent and returned, it is unlikely that (a) market timing would be attempted by the Prime Portfolio's shareholders or (b) any attempts to market time the Prime Portfolio by shareholders would result in a negative impact to the Prime Portfolio or its shareholders.

TAX CONSEQUENCES

      Dividends from net investment income and distributions of net short-term capital gains are taxable to shareholders as ordinary income under federal income tax laws. Distributions from net long-term capital gains are taxable as long-term capital gains regardless of the length of time a shareholder has held such shares. Dividends and distributions are taxable whether they are paid in cash or in additional shares.

      Each Portfolio may purchase bonds at market discount (i.e., bonds with a purchase price less than original issue price or adjusted issue price). If such bonds are subsequently sold at a gain, then a portion of that gain equal to the amount of market discount, which should have been accrued through the sale date, will be taxable to shareholders as ordinary income.

      Under federal law, the income derived from U.S. Government Securities is exempt from state income taxes. All states that tax personal income permit mutual funds to pass this tax exemption through to their shareholders under certain circumstances. Income from repurchase agreements in which the underlying securities are U.S. Government Securities does not receive this exempt treatment.

      The redemption, exchange or other disposition of shares by a shareholder that constitutes a sale for federal income tax purposes is a taxable event and may result in capital gain or loss. Any loss incurred on the redemption or exchange of a Portfolio's shares with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any amounts treated as distributions of long-term capital gain with respect to such shares.

      Shareholders will be notified after the end of each calendar year of the amount of income dividends and net capital gains distributed and the percentage of a Portfolio's income attributable to U.S. Government Securities. Each Portfolio is required to withhold 30% of all taxable dividends, distributions and (except in the case of the Government Portfolio and the Prime Portfolio if they maintain a constant NAV per share) redemption proceeds payable to any non-corporate shareholder that does not provide the Portfolio with its correct taxpayer identification number or certification that the shareholder is not subject to backup withholding.

      The foregoing discussion is only a summary of certain federal income tax issues generally affecting each Portfolio and its shareholders. Circumstances among investors may vary and each investor should discuss the tax consequences of an investment in a Portfolio with a tax adviser.

ITEM 7. DISTRIBUTION ARRANGEMENTS

      Shares of Prime Portfolio are being offered to Lenders in connection with the Lending Program. Shares of that Portfolio are sold on a private placement basis in accordance with Regulation D under the 1933 Act. Shares of the Trust are sold directly by the Trust without a distributor and are not subject to a sales load or redemption fee. Assets of the Portfolios are not subject to Rule 12b-1 fees.

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ITEM 8. FINANCIAL HIGHLIGHTS INFORMATION

      Not Applicable.

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                                     PART B

ITEM 9. COVER PAGE AND TABLE OF CONTENTS

                 STATE STREET NAVIGATOR SECURITIES LENDING TRUST

         STATE STREET NAVIGATOR SECURITIES LENDING GOVERNMENT PORTFOLIO
            STATE STREET NAVIGATOR SECURITIES LENDING PRIME PORTFOLIO
       STATE STREET NAVIGATOR SECURITIES LENDING SHORT-TERM BOND PORTFOLIO

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                          STATE STREET FINANCIAL CENTER
                               ONE LINCOLN STREET
                           BOSTON, MASSACHUSETTS 02111
                                 (617) 664-2573

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                       STATEMENT OF ADDITIONAL INFORMATION

                                 APRIL 28, 2005

      State Street Navigator Securities Lending Trust (the "Trust") is a registered open-end investment company organized as a Massachusetts business trust offering shares of beneficial interest in separate investment portfolios. Each series of the Trust is diversified as defined in the Investment Company Act of 1940, as amended (the "1940 Act").

      This Statement of Additional Information (the "SAI") supplements the information contained in the Trust's Prospectus dated April 28, 2005 concerning the Trust and the State Street Navigator Securities Lending Government Portfolio ("Government Portfolio"), the State Street Navigator Securities Lending Prime Portfolio ("Prime Portfolio") and the State Street Navigator Securities Lending Short-Term Bond Portfolio ("Short-Term Bond Portfolio") (each a "Portfolio"). As of the date of this SAI, the Government Portfolio and the Short-Term Bond Portfolio are not operational. This Statement of Additional Information is not a Prospectus and should be read in conjunction with the Trust's Prospectus, which may be obtained by telephoning or writing the Trust at the number or address shown above.

      The Trust's financial statements for the fiscal year ended December 31, 2004, including the independent registered public accounting firm's report thereon, are included in the Trust's annual report, which was filed with the Securities and Exchange Commission (the "SEC") on March 3, 2005, and are incorporated into this SAI by reference. A copy of the Annual Report is available, without charge, upon request, by calling (collect calls are accepted) the number shown above.

                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                      ------------
Trust History...................................................................               B-3

Description of the Trust and its Investments and Risks..........................               B-3

Management of the Trust.........................................................              B-10

Control Persons and Principal Holders of Securities.............................              B-13

Investment Advisory and Other Services..........................................              B-14

Portfolio Managers..............................................................              B-15

Brokerage Allocation and Other Practices........................................              B-15

Capital Stock and Other Securities..............................................              B-16

Purchase, Redemption and Pricing of Shares......................................              B-17

Taxation........................................................................              B-18

Underwriters....................................................................              B-19

Calculation of Performance Data.................................................              B-20

Financial Statements............................................................              B-22

Appendix A - Ratings of Debt Instruments........................................      Appendix A-1

Appendix B - Trust Proxy Voting Procedures......................................      Appendix B-1

Appendix C - Adviser's Proxy Procedures.........................................      Appendix C-1

ITEM 10. TRUST HISTORY

      The Trust was organized as a Massachusetts business trust on June 15, 1995.

ITEM 11. DESCRIPTION OF THE TRUST AND ITS INVESTMENTS AND RISKS

      Each Portfolio of the Trust is an open-end, diversified, management investment company.

INVESTMENT POLICIES

      The investment policies described below (i) reflect the current practices of the Portfolios, (ii) are not fundamental, and (iii) may be changed by the Board of Trustees of the Trust without shareholder approval. To the extent consistent with each Portfolio's investment objective and other stated policies and restrictions, and unless otherwise indicated, each Portfolio may invest in the following instruments and may use the following investment techniques:

      U.S. GOVERNMENT SECURITIES. The types of U.S. Government securities in which the Portfolios may at times invest include obligations issued or guaranteed by U.S. Government agencies and instrumentalities that are supported by any of the following: (i) the full faith and credit of the U.S. Treasury,
(ii) the right of the issuer to borrow an amount limited to a specific line of credit from the U.S. Treasury, (iii) discretionary authority of the U.S. Government agency or instrumentality, or (iv) the credit of the instrumentality (the following are examples of agencies and instrumentalities: Federal Land Banks, Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks, General Services Administration, Maritime Administration, Tennessee Valley Authority, Asian-American Development Bank, International Bank for Reconstruction and Development and Federal National Mortgage Association). No assurance can be given that in the future the U.S. Government will provide financial support to the U.S. Government agencies or instrumentalities described in (ii), (iii) and
(iv), other than as set forth above, because it is not obligated to do so by law.

REPURCHASE AGREEMENTS. Each Portfolio may enter into repurchase agreements, whereby the Portfolio purchases securities from a financial institution that agrees to repurchase the underlying securities within a specified time (normally one day) at the Portfolio's cost plus interest. A Portfolio will enter into repurchase agreements only with financial institutions that SSgA Funds Management, Inc. (the "Adviser") determines are creditworthy. No Portfolio will invest more than 10% of its net assets (taken at current market value) in repurchase agreements maturing in more than seven days. Should the counterparty to a repurchase agreement transaction fail financially, a Portfolio may experience (i) delays in recovering the collateral securing the counterparty's obligations, or (ii) a loss of rights in such collateral. Further, any amounts realized upon the sale of collateral may be less than that necessary to compensate a Portfolio fully. A Portfolio must take possession of collateral either directly or through a third-party custodian. All repurchase transactions must be collateralized at a minimum of 102% of the repurchase price. Counterparties are required to deliver additional collateral in the event that the market value of the collateral falls below 102%. The collateral ordinarily consists of United States Government securities, but the collateral may also consist of other non-traditional securities, such as investment and non-investment grade corporate debt and equity securities of U.S. issuers ("Non-traditional Repurchase Agreement"). The Adviser is responsible for ensuring that each Non-traditional Repurchase Agreement constitutes an eligible security for purposes of Rule 2a-7 of the 1940 Act.

      STRIPPED SECURITIES. Each Portfolio may invest in stripped securities, which are U.S. Treasury bonds and notes, the unmatured interest coupons of which have been separated from the underlying obligation. Stripped securities are zero coupon obligations that are normally issued at a discount from their face value. A Portfolio may invest no more than 25% of its assets in stripped securities that have been stripped by their holder, which is typically a custodian bank or investment brokerage firm. A number of securities firms and banks have stripped the interest coupons and resold them in custodian receipt programs with different names such as Treasury Income Growth Receipts ("TIGRS") and Certificates of Accrual on Treasuries ("CATS"). The Trust intends to rely on the opinions of counsel to the sellers of these certificates or other evidences of ownership of U.S. Treasury obligations that, for Federal tax and securities purposes, purchasers of such certificates most likely will be deemed the beneficial holders of the underlying U.S. Government securities. Privately-issued stripped securities such as TIGRS and CATS are not themselves guaranteed by the U.S. Government, but the future payment of principal or interest on the U.S. Treasury obligations that they represent is so guaranteed.

      VARIABLE AND FLOATING RATE INSTRUMENTS. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on these securities are ordinarily tied to, and represent a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed-income obligations. Thus, investing in variable and floating rate securities generally affords less opportunity for capital appreciation and depreciation than investing in comparable fixed-income securities. Prime Portfolio may purchase variable and floating rate non-U.S. Government securities that have a stated maturity in excess of 13 months only if the Portfolio has a right to demand payment of the principal of the instrument at least once every thirteen months upon not more than 30 days' notice.

      Variable and floating rate instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. There may be no active secondary market with respect to a particular variable or floating rate instrument. Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to a Portfolio will approximate their par value. Illiquid variable and floating rate instruments (instruments that are not payable upon seven days' notice and do not have an active trading market) that are acquired by a Portfolio are subject to a Portfolio's percentage limitations regarding securities that are illiquid or not readily marketable. The Adviser will continuously monitor the creditworthiness of issuers of variable and floating rate instruments in which the Trust invests and the ability of issuers to repay principal and interest.

      DEFAULT INSURANCE. The Prime Portfolio participates in a default insurance policy that provides insurance coverage for specified types of losses on certain money market instruments held by the Prime Portfolio, including losses from nonpayment of principal or interest or a bankruptcy or insolvency of the issuer or credit support provider, if any. The insurance is intended as a credit enhancement strategy for the Prime Portfolio. The insurance does not cover losses resulting from changes in interest rates or other market developments. Furthermore, on the date of this Statement of Additional Information, the insurance is subject to an aggregate loss limitation of $480 million and a deductible for any loss equal to 0.3 of 1% of the net assets of the Prime Portfolio. The Prime Portfolio is charged an annual premium for the insurance.

      WHEN-ISSUED TRANSACTIONS. New issues of securities are often offered on a when-issued basis. This means that delivery and payment for the securities normally will take place several days after the date the buyer commits to purchase them. The payment obligation and the interest rate that will be received on securities purchased on a when-issued basis are each fixed at the time the buyer enters into the commitment.

      Each Portfolio will make commitments to purchase when-issued securities only with the intention of actually acquiring the securities, but a Portfolio may sell these securities or dispose of the commitment before the settlement date if it is deemed advisable as a matter of investment strategy. Cash or marketable high-quality debt securities equal to the amount of the above commitments will be segregated on each Portfolio's records. For the purpose of determining the adequacy of these securities, the segregated securities will be valued at market value. If the market value of such securities declines, additional cash or securities will be segregated on a Portfolio's records on a daily basis so that the market value of the account will equal the amount of such commitments by that Portfolio. No Portfolio will invest more than 25% of its net assets in when-issued securities.

      Securities purchased on a when-issued basis and the securities held by each Portfolio are subject to changes in market value based upon the public's perception of changes in the level of interest rates. Generally, the value of such securities will fluctuate inversely to changes in interest rates (i.e., they will appreciate in value when interest rates decline and decrease in value when interest rates rise). Therefore, if in order to achieve higher interest income a Portfolio remains substantially fully invested at the same time that it has purchased securities on a "when-issued" basis, there will be a greater possibility of fluctuation in the Portfolio's net asset value.

      When payment for when-issued securities is due, each Portfolio will meet its obligations from then-available cash flow, the sale of segregated securities, the sale of other securities or, and although it would not normally be expected to do so, from the sale of the when-issued securities themselves (which may have a market value greater or less than the Portfolio's payment obligation). The sale of securities to meet such obligations carries with it a greater potential for the realization of capital gains, which are subject to federal income taxes.

      ILLIQUID SECURITIES. A Portfolio will not invest more than 10% of its net assets in illiquid securities or securities that are not readily marketable, including repurchase agreements and time deposits of more than seven days' duration. The absence of a regular trading market for securities imposes additional risks on investments in these securities. Illiquid securities may be difficult to value and may often be disposed of only after considerable expense and delay.

      MORTGAGE-RELATED PASS-THROUGH SECURITIES (PRIME PORTFOLIO AND SHORT-TERM BOND PORTFOLIO ONLY). The Prime Portfolio and the Short-Term Bond Portfolio may invest in mortgage-related securities. Mortgage pass-through certificates are issued by governmental, government-related and private organizations and are backed by pools of mortgage loans. These mortgage loans are made by savings and loan associations, mortgage bankers, commercial banks and other lenders to residential home buyers throughout the United States. The securities are "pass-through" securities because they provide investors with monthly payments of principal and interest that, in effect, are a "pass-through" of the monthly payments made by the individual borrowers on the underlying mortgage loans, net of any fees paid to the issuer or guarantor of the pass-through certificates. The principal governmental issuer of such securities is the Government National Mortgage Association ("GNMA"), which is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. Government-related issuers include the Federal Home Loan Mortgage Corporation ("FHLMC") and the Federal National Mortgage Association ("FNMA"), each a government sponsored enterprise that is privately owned by stockholders. Commercial banks, savings and loan associations, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators of the underlying mortgage loans as well as the guarantors of the mortgage-related securities.

                  a. GNMA MORTGAGE PASS-THROUGH CERTIFICATES ("GINNIE MAES").
            Ginnie Maes represent an undivided interest in a pool of mortgage loans that are insured by the Federal Housing Administration or the Farmers Home Administration or are guaranteed by the Veterans Administration. Ginnie Maes entitle the holder to receive all payments (including prepayments) of principal and interest owed by the individual mortgagors, net of fees paid to GNMA and to the issuer that assembles the loan pool and passes through the monthly mortgage payments to the certificate holders (typically, a mortgage banking firm), regardless of whether the individual mortgagor actually makes the payment. Because payments are made to certificate holders regardless of whether payments are actually received on the underlying loan, Ginnie Maes are of the "modified pass-through" mortgage certificate type. GNMA is authorized to guarantee the timely payment of principal and interest on the Ginnie Maes because securities are backed by an eligible pool of mortgage loans. The GNMA guaranty is backed by the full faith and credit of the United States, and GNMA has unlimited authority to borrow funds from the U.S. Treasury to make payments under the guaranty. The market for Ginnie Maes is highly liquid because of the size of the market and the active participation in the secondary market by securities dealers and a variety of investors.

                  b. FHLMC MORTGAGE PARTICIPATION CERTIFICATES ("FREDDIE MACS").
            Freddie Macs represent interests in groups of specified first lien residential conventional mortgage loans underwritten and owned by FHLMC. Freddie Macs entitle the holder to timely payment of interest, which is guaranteed by FHLMC. FHLMC guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. In cases where FHLMC has not guaranteed timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying loan, but in no event later than one year after it becomes payable. Freddie Macs are not guaranteed by the United States and do not constitute a debt or obligation of the United States. The secondary market for Freddie Macs is highly liquid because of the size of the market and the active participation in the secondary market by FHLMC, securities dealers and a variety of investors.

                  c. FNMA GUARANTEED MORTGAGE PASS-THROUGH CERTIFICATES ("FANNIE
            MAES"). Fannie Maes represent an undivided interest in a pool of conventional mortgage loans secured by first mortgages or deeds of trust, on one-family to four-family residential properties. FNMA is obligated to distribute scheduled monthly installments of principal and interest on the loans in the pool, whether or not received, plus full principal of any foreclosed or otherwise liquidated loans. The obligation of FNMA under its guaranty is solely the obligation of FNMA and is neither backed by, nor entitled to, the full faith and credit of the United States.

      The market value of mortgage-related securities depends on, among other things, the level of interest rates, the certificates' coupon rates and the payment history of the underlying borrowers.

      Although the mortgage loans in a pool underlying a mortgage pass-through certificate will have maturities of up to 30 years, the average life of a mortgage pass-through certificate will be substantially less because the loans will be subject to normal principal amortization and also may be prepaid prior to maturity. Prepayment rates vary widely and may be affected by changes in mortgage interest rates. In periods of falling interest rates, the rate of prepayment on higher interest rate mortgages tends to increase, thereby shortening the actual average life of the mortgage pass-through certificate. Conversely, when interest rates are rising, the rate of prepayment tends to decrease, thereby lengthening the average life of the mortgage pass-through certificate. Accordingly, it is not possible to predict accurately the average life of a particular pool. Reinvestment of prepayments may occur at higher or lower rates than the original yield on the certificates. Due to the prepayment feature and the need to reinvest prepayments of principal at current rates, mortgage pass-through certificates with underlying loans bearing interest rates in excess of the market rate can be less effective than typical non-callable bonds with similar maturities at "locking in" yields during periods of declining interest rates, although they may have the comparable risk of declining in value during periods of rising interest rates.

      ZERO COUPON SECURITIES. The Portfolios may invest in zero coupon securities which are notes, bonds and debentures that (i) do not pay current interest and are issued at a substantial discount from par value (ii) have been stripped of their unmatured interest coupons and receipts, or (iii) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts.

      Because the Portfolios accrue taxable income from zero coupon securities without receiving regular interest payments in cash, each Portfolio may be required to sell portfolio securities in order to pay a dividend. Investing in these securities might also force a Portfolio to sell portfolio securities to maintain portfolio liquidity.

      Because a zero coupon security pays no interest to its holder during its life or for a substantial period of time, it usually trades at a deep discount from its face or par value and will be subject to greater fluctuations in market value in response to changing interest rates than debt obligations of comparable maturities that make regular distributions of interest.

INVESTMENT RESTRICTIONS

      The Trust has adopted the following fundamental investment policies, with respect to the Government Portfolio and the Short-Term Bond Portfolio, which may not be changed without the affirmative vote of a "majority of the outstanding voting securities" of the Government Portfolio or the Short-Term Portfolio, as applicable. A "majority of the outstanding voting securities" is defined in the 1940 Act to mean the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of a portfolio and (2) 67% or more of the shares present at a meeting if more than 50% of the outstanding shares are present at the meeting in person or by proxy. Neither the Government Portfolio nor the Short-Term Bond Portfolio may:

      1. Borrow money, except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment), provided that borrowing does not exceed an amount equal to 33 1/3% of the current value of the Portfolio's assets taken at market value, less liabilities, other than borrowings. If at any time the Portfolio's borrowings exceed this limitation due to a decline in net assets, such borrowings will, within three days, be reduced to the extent necessary to comply with this limitation.

            The Portfolio will not purchase investments once borrowed funds (including reverse repurchase agreements) exceed 5% of its total assets.

      2. Make loans to any person or firm; provided, however, that the making of a loan shall not include (i) the acquisition for investment of bonds, debentures, notes or other evidence of indebtedness that is publicly distributed or of a type customarily purchased by institutional investors, or (ii) entering into repurchase agreements, and provided further that a Portfolio may lend its portfolio securities to broker-dealers or other institutional investors if the aggregate value of all securities loaned does not exceed 33 1/3% of the value of a Portfolio's total assets.

      3. Engage in the business of underwriting securities issued by others, except that a Portfolio will not be deemed to be an underwriter or to be underwriting on account of the purchase or sale of securities subject to legal or contractual restrictions on disposition.

      4. Issue senior securities, except as permitted by its investment objective, policies and restrictions, and except as permitted by the 1940 Act.

      5. Invest 25% or more of the value of its total assets in securities of companies primarily engaged in any one industry (other than the U.S. Government, its agencies and instrumentalities); provided, however, that concentration may occur as a result of changes in the market value of portfolio securities and from investments in bankers' acceptances, certificates of deposit, time deposits and other similar instruments issued by foreign and domestic branches of U.S. and foreign banks.

      6. With respect to 75% of its total assets, invest in securities of any one issuer (other than securities issued by the U.S. Government, its agencies and instrumentalities), if immediately thereafter and as a result of such investment (i) the current market value of the Portfolio's holdings in the securities of such issuer exceeds 5% of the value of the Portfolio's assets, or (ii) the Portfolio owns more than 10% of the outstanding voting securities of the issuer.

      7. Purchase or sell real estate or real estate mortgage loans; provided, however, that a Portfolio may invest in securities secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

      8. Invest in commodities, except that a Portfolio may purchase and sell financial futures contracts and options thereon.

      The concentration policy of the Government Portfolio and the Short-Term Bond Portfolio (as set forth in Investment Restriction No. 5, above) permits the Portfolios to invest, without limit, in bankers' acceptances, certificates of deposit and similar instruments issued by (i) U.S. banks, (ii) U.S. branches of foreign banks (in circumstances in which the U.S. branches of foreign banks are subject to the same regulation as U.S. banks), and (iii) foreign branches of U.S. banks (in circumstances in which the Portfolio will have recourse to the U.S. bank for the obligations of the foreign branch). The Government Portfolio and the Short-Term Bond Portfolio may concentrate in such instruments when, in the opinion of the Adviser, the yield, marketability and availability of investments meeting a Portfolio's quality standards in the banking industry justify any additional risks associated with the concentration of the Portfolio's assets in such industry.

      The Trust has also adopted the following fundamental investment policies, with respect to the Prime Portfolio, which may not be changed without the affirmative vote of a "majority of the outstanding voting securities" of the Prime Portfolio. The Prime Portfolio may not:

      1. Borrow money, except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment), provided that borrowing does not exceed an amount equal to 33 1/3% of the current value of the Portfolio's assets taken at market value, less liabilities, other than borrowings. If at any time the Portfolio's borrowings exceed this limitation due to a decline in net assets, such borrowings will, within three days, be reduced to the extent necessary to comply with this limitation.

            The Portfolio will not purchase investments once borrowed funds (including reverse repurchase agreements) exceed 5% of its total assets.

      2. Make loans to any person or firm; provided, however, that the making of a loan shall not include (i) the acquisition for investment of bonds, debentures, notes or other evidence of indebtedness that is publicly distributed or of a type customarily purchased by institutional investors, or (ii) entering into repurchase agreements, and provided further that a Portfolio may lend its portfolio securities to broker-dealers or other institutional investors if the aggregate value of all securities loaned does not exceed 33 1/3% of the value of a Portfolio's total assets.

      3. Engage in the business of underwriting securities issued by others, except that a Portfolio will not be deemed to be an underwriter or to be underwriting on account of the purchase or sale of securities subject to legal or contractual restrictions on disposition.

      4. Issue senior securities, except as permitted by its investment objective, policies and restrictions, and except as permitted by the 1940 Act.

      5. Invest 25% or more of the value of its total assets in securities of companies primarily engaged in any one industry (other than the U.S. Government, its agencies and instrumentalities); provided, however, that concentration may occur as a result of changes in the market value of portfolio securities and from investments in bankers' acceptances, certificates of deposit, time deposits and other similar instruments issued by foreign and domestic branches of U.S. and foreign banks.

      6. With respect to 75% of its total assets, invest in securities of any one issuer (other than securities issued by the U.S. Government, its agencies and instrumentalities), if immediately thereafter and as a result of such investment (i) the current market value of the Portfolio's holdings in the securities of such issuer exceeds 5% of the value of the Portfolio's assets, or (ii) the Portfolio owns more than 10% of the outstanding voting securities of the issuer.

      7. Purchase or sell real estate or real estate mortgage loans; provided, however, that a Portfolio may invest in securities secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

      8. Invest in commodities, except that a Portfolio may purchase and sell financial futures contracts and options thereon.

      The concentration policy of the Prime Portfolio (as set forth in Investment Restriction No. 5, above) permits the Prime Portfolio to invest, without limit, in bankers' acceptances, certificates of deposit and similar instruments issued by (i) U.S. banks, (ii) U.S. branches of foreign banks (in circumstances in which the U.S. branches of foreign banks are subject to the same regulation as U.S. banks), (iii) foreign branches of U.S. banks (in circumstances in which the Prime Portfolio will have recourse to the U.S. bank for the obligations of the foreign branch), and (iv) foreign branches of foreign banks to the extent that the Adviser determines that the foreign branches of foreign banks are subject to the same or substantially similar regulations as U.S. banks. The Prime Portfolio may concentrate in such instruments when, in the opinion of the Adviser, the yield, marketability and availability of investments meeting the Prime Portfolio's quality standards in the banking industry justify any additional risks associated with the concentration of the Prime Portfolio's assets in such industry.

      The Prime Portfolio shall not invest more than 50% of the value of its total assets in securities issued by foreign branches of foreign banks. This non-fundamental restriction may be changed by the Board of Trustees without the approval of shareholders.

      As of the date of this Statement of Additional Information, the 1940 Act prohibits the issuance of senior securities by mutual funds.

PORTFOLIO TURNOVER

      The portfolio turnover rate for the Short-Term Bond Portfolio is calculated by dividing the lesser of purchases or sales of the Portfolio's securities for the particular year, by the monthly average value of the Portfolio's securities owned during the year. For purposes of determining the rate, all short-term securities, including options, futures, forward contracts and repurchase agreements, are excluded. The Short-Term Bond Portfolio is not yet operational.

DISCLOSURE OF PORTFOLIO HOLDINGS

      The Trust's Policies on Disclosure of Portfolio Holdings are intended to ensure compliance by the Trust's service providers and the Trust with (1) applicable regulations of the federal securities laws, including the 1940 Act, and the Investment Advisers Act of 1940 and (2) general principles of fiduciary duty relating to client accounts. The Board of Trustees of the Trust must approve all material amendments to the policies and will amend the policies if and when the Board no longer believes that the policies are in the best interests of the Trust's shareholders.

      The Trust may disclose the Prime Portfolio's securities holdings on a daily basis to shareholders of the Portfolio. Information regarding the Trust's portfolio holdings is available electronically on a daily basis with a one-day lag through State Street's SL Performance Reporter(R), a proprietary client-oriented suite of on-line information reports, to which all shareholders of the Trust are offered access. The Board of Trustees of the Trust has adopted this policy and believes that the policy is in the best interests of shareholders of the Prime Portfolio for the following reasons:

            1. The Board recognizes the legitimate business need of the Prime Portfolio's shareholders to receive on a daily basis information about the Portfolio's holdings to allow the shareholders, who are participants in State Street's securities lending program, to independently monitor the sufficiency of collateral underlying the loans of their securities and compliance with the terms of their securities lending agreements with State Street.

            2. The Board believes that because the timing of investments into the Prime Portfolio is determined by securities lending activity and is directed by State Street and not the shareholders of the Portfolio, the Trust does not present opportunities for recipients of information about the Portfolio's securities holdings to misuse and trade on such information.

            3. Because the Prime Portfolio's securities holdings are valued at amortized cost and not market value, the Board does not believe that the price of the Portfolio's securities holdings is susceptible to manipulation to the detriment of the Portfolio if the Portfolio's securities holdings are disclosed.

      It is the policy of the Trust to make the Prime Portfolio's entire securities holdings available upon request to any shareholder of the Trust. To ensure that the Prime Portfolio's securities holdings are not selectively disclosed and remain confidential, the Board of Trustees of the Trust has adopted the following policies:

            1. Because the Trust is a privately placed investment vehicle, no information regarding the Prime Portfolio's securities holdings is publicly disclosed, except as required in filings made with the SEC and other regulators.

            2. The Prime Portfolio's securities holdings are disclosed solely to shareholders of the Trust. They are not disclosed to (i) potential shareholders of the Trust or (ii) any mutual fund evaluation services, broker-dealers, wirehouses or other entities that regularly analyze the portfolio holdings of mutual funds.

            3. Notwithstanding the foregoing paragraph, the Trust may disclose the Prime Portfolio's securities holdings (i) to the extent required by law, (ii) to the Trust's service providers who generally need access to such information in the performance of their contractual duties and responsibilities, such as the Trustees of the Trust, the Trust's investment adviser, custodian, fund accountant, administrator, independent registered public accounting firm, attorneys, and each of their respective affiliates and advisers, and are subject to duties of confidentiality imposed by law and/or contract and (iii) to broker-dealers to facilitate trading.

      The Board of Trustees of the Trust and Trust management may also, on a case-by-case basis, impose additional restrictions on the dissemination of portfolio information beyond those found in the Policies on Disclosure of Portfolio Holdings.

ITEM 12. MANAGEMENT OF THE TRUST

      The Board of Trustees of the Trust is responsible for overseeing generally the operation of the Portfolios. SSgA Funds Management, Inc. serves as the Trust's investment adviser and State Street Bank and Trust Company ("State Street") serves as the Trust's custodian, transfer agent and administrator.

      Set forth below is information about the Trustees and the officers of the Trust, including those Trustees who are not considered "interested persons" as that term is defined in the 1940 Act (the "Independent Trustees").

                                                                                    Number of
                                                                                    Portfolios
                                                                                    in Fund
                                        Term of Office                              Complex
Name, Address           Position Held   and Length of    Principal Occupation       Overseen     Other Directorships
and Date of Birth       with the Trust  Time Served      During Past 5 Years        by Trustee   Held by Trustee

INDEPENDENT TRUSTEES

Michael Jessee          Trustee and     Term:            President and Chief        3            None
Federal Home Loan Bank  Chairman of     Indefinite       Executive Officer of the
111 Huntington Ave.     the Board       Elected: 2/96    Federal Home Loan Bank
25th Floor                                               of Boston (1989 -
Boston, MA 02199                                         present).

DOB: 10/10/46

George J. Sullivan,     Trustee         Term:            Chief Executive Officer,   3            Trustee, 16 registered
Jr.                                     Indefinite       Newfound Consultants                    investment companies
State Street                            Elected: 2/96    Inc., a financial                       with multiple
Navigator Securities                                     consulting firm (1997 -                 portfolios, advised and
Lending Trust                                            present).                               /or administered by SEI
One Lincoln Street                                                                               Corporation
Boston, MA 02111

DOB: 11/13/42

Peter Tufano            Trustee         Term:            Sylvan C. Coleman          3            None
State Street                            Indefinite       Professor of Financial
Navigator Securities                    Elected: 2/96    Management at Harvard
Lending Trust                                            Business School (1989 -
One Lincoln Street                                       present).
Boston, MA 02111

DOB: 4/22/57

OFFICERS:

Edward J. O'Brien       President       Term:            Treasurer, State Street    ------
State Street Bank and                   Indefinite       Corporation (January
Trust Company                           Elected: 2/01    2005 - present),
One Lincoln Street                                       Executive Vice President
Boston, MA 02111                                         and Head of the
                                                         Securities Finance
                                                         Division (2000 -
DOB: 8/17/54                                             present).

Karen Furlong           Vice President  Term:            Vice President             ------       ------
State Street Bank and                   Indefinite       Compliance and
Trust Company                           Elected: 2/04    Operational Risk
One Lincoln Street                                       Management, State Street
Boston, MA 02111                                         Bank and Trust Company
                                                         (2003-present); Vice
DOB: 4/1/59                                              President of Global
                                                         Operations, State Street
                                                         Bank and Trust Company
                                                         (2001-2003); Senior
                                                         Director of
                                                         Institutional and Trust
                                                         Administration,
                                                         Investors Bank and Trust
                                                         (1999-2001).

Karen D. Gillogly       Assistant       Term:            Vice President, State      ------       ------
State Street Bank and   Treasurer       Indefinite       Street Bank and Trust
Trust                                   Elected: 5/04    Company (1999-present);
Company                                                  Audit Senior Manager,
One Federal Street                                       Ernst & Young LLP (1996
Boston, Massachusetts                                    to 1999).
02110

DOB: 9/3/66

Mary Moran Zeven        Secretary       Term:            Senior Vice President      ------       ------
State Street Bank and                   Indefinite       and Senior Managing
Trust Company                           Elected: 2/01    Counsel, (2002-present);
One Federal Street                                       and Vice President and
Boston, MA 02110                                         Counsel, State Street
                                                         Bank and Trust Company
DOB: 2/27/61                                             (2000-2002); Vice
                                                         President and Counsel,
                                                         PFPC, Inc. 1999 to 2000.

Julie A. Tedesco        Assistant       Term:            Vice President and         ------       ------
State Street Bank and   Secretary       Indefinite       Senior Counsel, State
Trust Company                           Elected: 2/04    Street Bank and Trust
One Federal Street                                       Company (2000 -
Boston, MA 02110                                         present); Counsel of
                                                         First Data Investor
DOB: 9/30/57                                             Services Group, Inc.
                                                         (1994 - 2000).

Peter A. Ambrosini      Chief           Term:            Senior Principal and       ------       ------
SSgA Funds              Compliance      Indefinite       Chief Compliance and
Management, Inc.        Officer         Elected: 11/04   Risk Management Officer,
State Street                                             SSgA Funds Management,
Financial Center                                         Inc. and State Street
One Lincoln Street                                       Global Advisors
Boston, MA 02111                                         (2001-present); Managing
                                                         Director,
DOB: 12/17/43                                            PricewaterhouseCoopers
                                                         (1986-2001).

Trustee Ownership of Securities of the Trust or Adviser

      As of December 31, 2004 none of the Independent Trustees had any ownership of securities of the Adviser or any person directly or indirectly controlling, controlled by, or under common control with the Adviser.

      The following table sets forth information describing the dollar range of equity securities beneficially owned by each Trustee in the Trust as of December 31, 2004. As of December 31, 2004, none of the Trustees meet the eligibility requirements to purchase shares of the Trust's Portfolios.

   Name of Trustee                   Dollar Range of Equity Securities in the Trust
---------------------                ----------------------------------------------
INDEPENDENT TRUSTEES

Michael Jessee                                           None

George Sullivan                                          None

Peter Tufano                                             None

Trustee Compensation

      No officer, director or employee of the Adviser, its parent or subsidiaries receives any compensation from the Trust for serving as an officer or Trustee of the Trust. As of the date of this SAI, the Trust pays each Independent Trustee $15,000 per year (except the Chairman of the Board, who receives an annual retainer of $20,000) plus $2,500 for each in-person meeting and $1,000 for each telephonic meeting, and reimburses the Independent Trustees for travel and out-of-pocket expenses, if any. The Trust held four regular Board meetings during the fiscal year ended December 31, 2004. The aggregate remuneration paid to the Trustees by the Trust for the fiscal year ended December 31, 2004 was $78,500 (no travel or out-of-pocket expenses were incurred or reimbursed during the fiscal year ended December 31, 2004, except for $75 reimbursed to Mr. Tufano).

      The table below shows the compensation that the Trustees received during the Trust's fiscal year ended December 31, 2004.

                                                      Pension or
                                                      Retirement                        Total Compensation
                                   Aggregate           Benefits          Estimated      from Trust & Fund
                               Compensation from    Accrued as Part   Annual Benefits    Complex Paid to
   Name and Position                Trust          of Trust Expenses  Upon Retirement        Trustees
------------------------       -----------------   -----------------  ---------------   ------------------
INDEPENDENT TRUSTEES

Michael Jessee, Trustee             $30,000                $0               $0               $30,000

George Sullivan, Trustee            $23,500                $0               $0               $23,500

Peter Tufano, Trustee               $25,000                $0               $0               $25,000

Standing Committees

      The Board of Trustees has established various committees to facilitate the timely and efficient consideration of importance to the Independent Trustees, the Trust, and the Portfolios' shareholders and to facilitate compliance with legal and regulatory requirements. Currently, the Board has created an Audit Committee and Nominating Committee.

      The Audit Committee is composed of all the Independent Trustees. The Audit Committee meets twice a year, or more often as required, in conjunction with meetings of the Board of Trustees. The Audit Committee oversees and monitors the Trust's internal accounting and control structure, its auditing function and its financial reporting process. The Audit Committee is also responsible for selecting and retaining the independent registered public accounting firm for the Trust. The Audit Committee is responsible for approving the audit plans, fees and other material arrangements in respect of the engagement of the independent registered public accounting firm, including non-audit services performed. The Audit Committee reviews the qualifications of the independent registered public accounting firm's key personnel involved in the foregoing activities and monitors the independent registered public accounting firm's independence. During the fiscal year ended December 31, 2004, the Audit Committee held two meetings.

      The Nominating Committee is comprised of all of the Independent Trustees. The Nominating Committee members confer periodically and hold meetings as required. The Nominating Committee is responsible for nominating for election as Trustees all Trustee candidates. The Nominating Committee will consider nominees to the Board of Trustees recommended by shareholders. Recommendations should be submitted to the Nominating Committee in care of the Secretary of the Trust. Neither the Nominating Committee nor the Independent Trustees as a group will consider those candidates on a preferential basis as opposed to other possible candidates. The Nominating Committee did not meet during the fiscal year ended December 31, 2004.

Proxy Voting Procedures

      The Trust has adopted proxy voting procedures pursuant to which the Trust delegates the responsibility for voting proxies relating to portfolio securities held by the Portfolios to the Adviser as part of the Adviser's general management of the Portfolios, subject to the Board's continuing oversight. A copy of the Trust's proxy voting procedures is located in Appendix B and a copy of the Adviser's proxy voting procedures is located in Appendix C.

      Shareholders may receive information regarding how the Portfolios voted proxies relating to portfolio securities, if any, during the most recent 12-month period ending June 30, 2004 (i) by calling (800) 997-7327 or (ii) on the SEC's website www.sec.gov.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

CONTROLLING SHAREHOLDERS

      In connection with State Street's securities lending program, State Street holds certain collateral on behalf of its securities lending clients to secure the return of loaned securities. Such collateral may be invested in Trust shares from time to time. State Street, however, will pass through voting rights to its securities lending clients that have a beneficial interest in a Portfolio. Consequently, State Street will not be a controlling person of the Trust for purposes of the 1940 Act.

PRINCIPAL SHAREHOLDERS

      As of March 31, 2005, there were no shares outstanding for the Government Portfolio or the Short-Term Bond Portfolio, and no shareholders of record owned 5% or more of the issued and outstanding shares of the Prime Portfolio.

      As of April 1, 2005, the Trustees and officers of the Trust, as a group, did not own any of the Trust's voting securities.

ITEM 14.  INVESTMENT ADVISORY AND OTHER SERVICES

SERVICE PROVIDERS

      Most of the Portfolios' necessary day-to-day operations are performed by service providers under contract to the Trust. The principal service providers for the Portfolios are:

Investment Adviser:                                   SSgA Funds Management, Inc.
Custodian, Transfer Agent and Administrator:          State Street Bank and Trust Company
Independent Registered Public Accounting Firm:        PricewaterhouseCoopers LLP

ADVISER

      SSgA Funds Management, Inc. serves as the investment adviser to the Portfolios pursuant to an Advisory Agreement dated as of May 1, 2001 ("Advisory Agreement"), by and between the Adviser and the Trust. Prior to May 1, 2001, State Street served as the investment adviser to the Portfolios pursuant to an Advisory Agreement dated as of March 4, 1996, by and between State Street and the Trust. State Street is a Massachusetts chartered trust company and a member of the Federal Reserve System. The Adviser and State Street are wholly-owned subsidiaries of State Street Corporation, a publicly held bank holding company. The Adviser's mailing address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111. State Street's mailing address is 225 Franklin Street, Boston, MA 02110.

      Under the Advisory Agreement, the Adviser directs each Portfolio's investments in accordance with its investment objectives, policies and limitations. For these services, the Portfolio pays a fee to the Adviser at the rates stated in the Prospectus. The advisory fees paid by the Prime Portfolio for the fiscal year ended December 31, 2004, December 31, 2003, and December 31, 2002 were, $9,112,623, $6,111,060, and $4,405,718, respectively. For the period
November 1, 2004 to December 31, 2004, the Adviser voluntarily waived fees amounting to $1,402,049. The fee waiver was discontinued effective January 3, 2005.

      The Advisory Agreement was approved by the Trustees, including a majority of the Independent Trustees, and will continue in effect from year to year provided that the Advisory Agreement is approved by the Trustees, including a majority of the Independent Trustees, on an annual basis. The Advisory Agreement may be terminated without penalty by the Adviser upon 90 days' written notice, or by the Trust on behalf of each Portfolio upon 60 days' written notice, and will terminate automatically upon its assignment.

      The Advisory Agreement was most recently approved by the Trustees, including a majority of the Independent Trustees, on February 15, 2005. In determining to continue the Advisory Agreement, the Board requested, and received from the Adviser, information it believed to be reasonably necessary to reach its conclusion. The Board carefully evaluated this information, and was advised by legal counsel to the Trust and by independent legal counsel to the Independent Trustees with respect to its deliberations. In considering the Advisory Agreement, the Board reviewed numerous factors. The Board first reviewed the Prime Portfolio's investment performance during the past year and for all relevant prior periods. Although investment performance was a factor in determining that the Advisory Agreement should be continued, the following factors were also considered by the Board in evaluating the fairness and reasonableness of the compensation to be paid to the Adviser: (i) the nature and quality of services rendered under the Advisory Agreement; (ii) the reasonableness of overall compensation paid by the Portfolios to the Adviser;
(iii) the requirements of the Portfolios for the services provided by the Adviser; (iv) the quality of the services expected to be provided; (v) the fees payable for the services; (vi) the total expenses of the respective Portfolios;
(vii) the profitability of the Adviser with respect to the management of the Prime Portfolio; (viii) the capabilities and financial condition of the Adviser;
(ix) the historical relationship between the Trust and the Adviser; and (x) the "fall-out" financial benefits that the Adviser or any of its affiliates may receive.

      In approving the continuance of the Advisory Agreement, the Board, based on its review of the information requested and provided, and following extended discussions with independent counsel to the Independent Trustees concerning the same, concluded that (i) the Adviser and its personnel were sufficiently experienced and qualified to provide investment advisory services for the Prime Portfolio; (ii) the Prime Portfolio's expense ratios are low compared to other funds with similar investment objectives and of similar asset size; (iii) the Prime Portfolio's performance has been good when compared to their relevant benchmarks and other funds with similar investment objectives and of similar asset size; and (iv) the profitability of the Adviser for providing services to the Prime Portfolio is fair and reasonable. After considering these and other factors, the Trustees concluded that the approval of the Advisory Agreement would be in the best interests of the Prime Portfolio and its shareholders.

ADMINISTRATOR

      State Street (the "Administrator") serves as the Administrator of each Portfolio pursuant to an Administration Agreement dated as of March 4, 1996 ("Administration Agreement") by and between State Street and the Trust. Under the Administration Agreement, the Administrator will, among other things (i) provide the Prime Portfolio with administrative and clerical services, including the maintenance of certain of the Portfolio's books and records (ii) arrange the periodic updating of the Trust's Registration Statement and Confidential Offering Memorandum and (iii) provide proxy materials and reports to Portfolio shareholders and the SEC. For these services, the Trust pays to the Administrator an annual fee based on the average daily net asset value ("NAV") of the Trust. The administration fees paid by the Prime Portfolio for the fiscal year ended December 31, 2004, December 31, 2003, and December 31, 2002, were $3,905,410, $2,619,026, and $1,888,165, respectively. For the period November 1,
2004 to December 31, 2004, the Administrator voluntarily waived fees amounting to $600,878. The fee waiver was discontinued effective January 3, 2005.

      The Administration Agreement was approved initially for a two-year term by the Trustees, and will continue in effect from year to year unless terminated in writing by either the Administrator or the Trust at the end of such period or thereafter on 60 days' prior written notice given by either party to the other party.

CUSTODIAN AND TRANSFER AGENT

      State Street serves as the custodian ("Custodian") and transfer agent ("Transfer Agent") for the Prime Portfolio of the Trust. State Street also provides the basic portfolio recordkeeping required by the Trust for regulatory and financial reporting purposes.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      PricewaterhouseCoopers LLP ("PwC") serves as the Trust's independent registered public accounting firm for the Prime Portfolio of the Trust. PwC is responsible for (i) performing annual audits of the financial statements and financial highlights in accordance with standards of the Public Company Accounting Oversight Board, (ii) reviewing the federal tax returns, and (iii) performing the security counts and related SEC filings required by Rule 17f-2.

ITEM 15.  PORTFOLIO MANAGERS

      Not Applicable.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES

      All portfolio transactions are placed on behalf of the Prime Portfolio by the Adviser. There is generally no stated commission in the purchase or sale of securities traded in the over-the-counter markets, including most debt securities and money market instruments. Rather, the price of such securities includes an undisclosed commission in the form of a mark-up or mark-down. The cost of securities purchased from underwriters includes an underwriting commission or concession.

      Subject to the arrangements and provisions described below, the selection of a broker or dealer to execute portfolio transactions is usually made by the Adviser. The Advisory Agreement provides, in substance and subject to specific directions from the Trust's Board of Trustees, that in executing portfolio transactions and selecting brokers or dealers, the principal objective is to seek the best net price and execution for the Trust. Ordinarily, securities will be purchased from primary markets, and the Adviser shall consider all factors it deems relevant in assessing the best overall terms available for any transaction, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, for the specific transaction and other transactions on a continuing basis.

      The Advisory Agreement authorizes the Adviser to select brokers or dealers to execute a particular transaction, including principal transactions. Also, in evaluating the best overall terms available, the Adviser may consider the "brokerage and research services" (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Prime Portfolio and/or the Adviser (or its affiliates). The Adviser is authorized to cause the Prime Portfolio to pay a commission to a broker or dealer who provides such brokerage and research services for executing a portfolio transaction that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Adviser must determine in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided.

      The Trustees periodically review the Adviser's performance of its responsibilities in connection with the placement of portfolio transactions on behalf of the Prime Portfolio and review the prices paid by the Prime Portfolio over representative periods of time to determine if such prices are reasonable in relation to the benefits provided to the Prime Portfolio. Certain services received by the Adviser attributable to a Prime Portfolio transaction may benefit one or more other accounts for which the Adviser exercises investment discretion, or a portfolio other than that for which the transaction was effected. The Adviser's fees are not reduced by the Adviser's receipt of such brokerage and research services.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES

      Under its Master Trust Agreement, the Trust is authorized to issue an unlimited number of shares of beneficial interest with a par value of $.001 per share, which may be divided into one or more series, each of which evidences pro rata ownership interest in a different investment portfolio. The Trustees may create additional portfolio series at any time without shareholder approval. The shares of each portfolio series may have such rights and preferences as the Trustees may establish from time to time, including the right of redemption (including the price, manner and terms of redemption), special and relative rights as to dividends and distributions, liquidation rights, sinking or purchase fund provisions, conversion rights and conditions under which any portfolio series may have separate voting rights or no voting rights.

      As of the date of this Statement of Additional Information, the Trust is comprised of the following portfolio series, each of which commenced operations on the date set forth opposite the Portfolio's name:

                                                                                     COMMENCEMENT OF
                                 NAME                                                   OPERATIONS
--------------------------------------------------------------------                 ----------------
State Street Navigator Securities Lending Prime Portfolio                               May 15, 1996
State Street Navigator Securities Lending Government Portfolio                               *
State Street Navigator Securities Lending Short-Term Bond Portfolio                          *

--------------
* As of the date of this SAI, this Portfolio has not commenced operations.

      The Trust is authorized, without shareholder approval, to divide shares of any series into two or more classes of shares, each class having such different dividend, liquidation, voting and other rights as the Trustees may determine without shareholder approval.

      Any amendment to the Master Trust Agreement that would materially and adversely affect shareholders of the Trust as a whole, or shareholders of a particular portfolio series, must be approved by the holders of a majority of the shares of the Trust or the portfolio series, respectively. All other amendments may be effected by the Trust's Board of Trustees.

      The Master Trust Agreement provides that shareholders shall not be subject to any personal liability for the acts or obligations of a portfolio series and that every written agreement, obligation, or other undertaking of a portfolio series shall contain a provision to the effect that the shareholders are not personally liable thereunder. If any present or past shareholder of any portfolio series of the Trust is charged or held personally liable for any obligation or liability of the Trust solely by reason of being or having been a shareholder and not because of such shareholder's acts or omissions or for some other reason, the portfolio series, upon request, shall assume the defense against such charge and satisfy any judgment thereon, and the shareholder or former shareholder shall be entitled out of the assets of such portfolio series to be held harmless from and indemnified against all loss and expense arising from such liability. Thus, the risk to shareholders of incurring financial loss beyond their investments is limited to circumstances in which the portfolio series itself would be unable to meet its obligations.

      The Trust will not have an Annual Meeting of Shareholders. Special Meetings may be convened (i) by the Board of Trustees (ii) upon written request to the Board of Trustees by the holders of at least 10% of the outstanding shares of the Trust, or (iii) upon the Board of Trustees' failure to honor the shareholders' request as described above, by holders of at least 10% of the outstanding shares giving notice of the special meeting to the shareholders.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SHARES

MANNER IN WHICH SHARES ARE OFFERED

      Shares of each Portfolio may only be offered to, and be held by, participants in State Street's securities lending program. Shares are sold on a private placement basis in accordance with Regulation D under the Securities Act of 1933, as amended. Because shares are sold directly by the Trust without a distributor, they are not subject to a sales load or redemption fee, and assets of the Trust are not subject to a Rule 12b-1 fee.

VALUATION OF FUND SHARES

      PRIME PORTFOLIO AND GOVERNMENT PORTFOLIO. NAV per share for the shares of each of the Prime Portfolio and the Government Portfolio is calculated as of 5:00 p.m. Eastern time on each day on which the Federal Reserve Bank of Boston and State Street are open for business. The Portfolios observe the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day, and Christmas Day.

      It is the policy of each Portfolio to use its best efforts to maintain a constant price per share of $1.00, although there can be no assurance that the $1.00 NAV per share will be maintained. In accordance with this effort and pursuant to Rule 2a-7 under the 1940 Act, each Portfolio uses the amortized cost valuation method to value its portfolio instruments. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium even though the portfolio security may increase or decrease in market value generally in response to changes in interest rates. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price a Portfolio would receive if it sold the instrument.

      The Trustees have established procedures reasonably designed to stabilize each Portfolio's price per share at $1.00. These procedures include (i) the determination of the deviation from $1.00, if any, of each Portfolio's NAV using market values, (ii) periodic review by the Trustees of the amount of and the methods used to calculate the deviation, and (iii) maintenance of records of such determination. The Trustees will promptly consider what action, if any, should be taken if such deviation exceeds 1/2 of one percent.

      SHORT-TERM BOND PORTFOLIO. NAV per share is calculated for the Short-Term Bond Portfolio as of the close of the regular trading session on the New York Stock Exchange (normally 4:00 p.m. eastern time) on each day on which the New York Stock Exchange is open for business. Currently, the New York Stock Exchange is open for trading every weekday except New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

      With the exceptions noted below, the Portfolio values its investment portfolio at market value. This generally means that equity securities and fixed-income securities listed and traded principally on any national securities exchange are valued on the basis of the last sale price or, lacking any sales, at the closing bid price on the primary exchange on which the security is traded. United States equity and fixed-income securities traded principally over-the-counter and options are valued on the basis of the last reported bid price. Futures contracts are valued on the basis of the last reported sale price.

      Because many fixed-income securities do not trade each day, last sale or bid prices are frequently not available. Therefore, fixed-income securities may be valued using prices provided by a pricing service when such prices are determined by the Adviser to reflect the market value of such securities.

      International securities traded over the counter are valued on the basis of best bid or official bid, as determined by the relevant securities exchange. In the absence of a last sale or best or official bid price, such securities may be valued on the basis of prices provided by a pricing service if those prices are believed to reflect the market value of such securities.

      The Portfolio values securities maturing within 60 days of the valuation date at amortized cost unless the Board of Trustees determines that amortized cost does not represent market value. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, even though the portfolio security may increase or decrease in market value generally in response to changes in interest rates. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the instrument.

ITEM 19. TAXATION

FEDERAL TAXES

      Each Portfolio intends to qualify each taxable year for treatment as a separate regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). As a RIC, a Portfolio is not liable for federal income taxes on taxable net investment income and capital gain net income (capital gains in excess of capital losses) that it distributes to its shareholders, provided that the Portfolio distributes annually to its shareholders at least 90% of its net investment income and net short-term capital gain in excess of net long-term capital losses ("Distribution Requirement"). For a Portfolio to qualify as a RIC it also must abide by all of the following requirements: (i) at least 90% of the Portfolio's gross income each taxable year must be derived from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies ("Income Requirement"); (ii) at the close of each quarter of the Portfolio's taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICs, and other securities, with such other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the total assets of the Portfolio and that does not represent more than 10% of the outstanding voting securities of such issuer, and (iii) at the close of each quarter of the Portfolio's taxable year, not more than 25% of the market value of its total assets may be invested in the securities of any one issuer, or of two or more issuers in the same or similar industry which are controlled by the Portfolio (other than U.S. Government securities or the securities of other RICs).

      To the extent a Portfolio's net realized capital gains, if any, can be offset by capital loss carryforwards, it is the policy of each Portfolio not to distribute such gains. As determined on December 31, 2004, the Prime Portfolio had unused capital loss carryforwards available for Federal income tax purposes to offset net realized capital gains, if any, of $8,432,884, expiring in 2012.

      Each Portfolio will be subject to a nondeductible 4% federal excise tax to the extent it fails to distribute by the end of any calendar year an amount at least equal to the sum of: (a) 98% of its ordinary income for that year; (b) 98% of its capital gain net income for the one-year period ending on October 31 of that year; and (c) certain undistributed amounts from the preceding calendar year. For this and other purposes, dividends declared in October, November or December of any calendar year and made payable to shareholders of record in such month will be deemed to have been received on December 31 of such year if the dividends are paid by the Portfolio subsequent to December 31 but prior to February 1 of the following year.

      For federal income tax purposes, all dividends are taxable to a shareholder whether paid in cash or in shares. Dividends from investment company taxable income, which includes net investment income and net short-term capital gain in excess of net long-term capital loss are taxable as ordinary income. Dividends from net long-term capital gain in excess of net short-term capital loss ("net capital gain"), if any, are taxable to a shareholder as long-term capital gains for federal income tax purposes without regard to the length of time a shareholder has held shares of a Portfolio. The federal income tax status of all distributions will be reported to shareholders annually.

      Upon a redemption, exchange or other disposition of shares of a Portfolio in a transaction that is treated as a sale for tax purposes, a shareholder that is subject to tax generally will realize a taxable gain or loss on the difference between the redemption proceeds and the shareholder's tax basis in his or her shares. Generally, no gain or loss should result upon a redemption of shares of the Government Portfolio or the Prime Portfolio, provided that such Portfolio maintains constant NAV per share. With respect to the Short-Term Bond Portfolio, such gain or loss generally will be treated as capital gain or loss if the shares are capital assets in the shareholder's hands.

      If a shareholder receives (or is deemed to receive) a distribution taxable as long-term capital gain with respect to shares of a Portfolio and redeems or exchanges the shares without having held the shares for more than six months, then any loss on the redemption or exchange will be treated as long-term capital loss to the extent of the capital gain distribution. In addition, any loss realized on a redemption or other disposition of shares may be disallowed under "wash sale" rules to the extent the shares disposed of are replaced with other investments in the same Portfolio (including those made pursuant to reinvestment of dividends and/or capital gain distributions) within a period of 61 days beginning 30 days before and ending 30 days after the redemption or other disposition of the shares. In such a case, the disallowed portion of any loss generally would be included in the federal income tax basis of the shares acquired.

      Shareholders may be subject to 30% backup withholding on reportable payments including dividends, capital gain distributions, and (except in the case of the Government Portfolio and the Prime Portfolio if they maintain a constant NAV per share), the proceeds of redemptions and exchanges, if they fail to furnish the Portfolios with their correct taxpayer identification number and certain certifications. A Portfolio may nevertheless be required to withhold if it receives notice from the Internal Revenue Service or a broker that the number provided is incorrect or backup withholding is applicable as a result of previous underreporting of interest or dividend income.

      The foregoing discussion is only a summary of certain federal income tax issues generally affecting a Portfolio and its shareholders who are U.S. persons (i.e., U.S. citizens or residents and U.S. corporations, partnerships, trusts or estates) and who are subject to U.S. federal income tax. This discussion does not address special tax rules applicable to certain classes of investors, such as tax-exempt or tax-deferred plans, accounts or entities, insurance companies, securities dealers and financial institutions.

      Non-U.S. investors may be subject to different federal income tax treatment. These investors may be subject to a nonresident alien withholding tax at the rate of 30% (or a lower rate under an applicable tax treaty) on amounts treated as ordinary dividends from a Portfolio and, unless an effective Internal Revenue Service Form W-8BEN or other authorized withholding certificate is on file, to backup withholding at the rate of 30% on certain other payments from the Portfolio. Non-U.S. investors should consult their tax advisers regarding such treatment and the application of foreign taxes to an investment in the Portfolios. Depending upon the extent of each Portfolio's activities in states and localities in which its offices are maintained, its agents or independent contractors are located, or it is otherwise deemed to be conducting business, the Portfolio may be subject to the tax laws of such states or localities. A state income (and possible local income) tax exemption is generally available to the extent a Portfolio's distributions are derived from interest on investments in certain U.S. government obligations, provided that in some states certain additional requirements must be satisfied.

      Circumstances among investors may vary, and each investor is encouraged to discuss an investment in a Portfolio with the investor's tax adviser regarding the applicable requirements in the investor's particular state, as well as the federal, and any other state or local, tax consequences of ownership of, and receipt of distributions from, a Portfolio in the investor's particular circumstances.

ITEM 20. UNDERWRITERS

     Not Applicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA

AVERAGE ANNUAL TOTAL RETURN

      The Short-Term Bond Portfolio computes its "average annual total return" according to a formula prescribed by the SEC. The formula can be expressed as follows:

      P (1+T)(n) = ERV

             where: P     =  a hypothetical initial payment of $1,000
                    T     =  average annual total return
                    n     =  number of years
                    ERV   =  ending  redeemable  value of a $1,000  payment made
                             at the beginning of the 1-, 5- and 10-year periods at the end of the year or period

     The calculation assumes that all dividends and distributions of the Portfolio are reinvested at the price calculated in the manner described in the Prospectus on the dividend dates during the period, and includes all recurring and nonrecurring fees that are charged to all shareholder accounts.

AVERAGE ANNUAL TOTAL RETURN AFTER TAXES ON DISTRIBUTIONS

     The Short-Term Bond Portfolio computes its "average annual total return after taxes on distributions" according to a formula prescribed by the SEC. The formula can be expressed as follows:

      P(1+T)(n) = ATV(D)

             where: P       =  a hypothetical initial payment of $1,000
                    T       =  average annual total return
                    n       =  number of years
                    ATV(D)  =  ending value of a hypothetical  $1,000 payment
                               made at the beginning of the 1-, 5-, or 10-year periods at the end of such periods, after taxes on fund distributions but not after taxes on redemption

AVERAGE ANNUAL TOTAL RETURN AFTER TAXES ON DISTRIBUTIONS AND AFTER REDEMPTIONS

      The Short-Term Bond Portfolio computes its "average annual total return after taxes on distributions and redemptions" according to a formula prescribed by the SEC. The formula can be expressed as follows:

      P(1+T)(n) = ATV(DR)

             where: P       =  a hypothetical initial payment of $1,000
                    T       =  average annual total return
                    n       =  number of years
                    ATV(DR) =  ending value of a hypothetical  $1,000 payment
                               made at the beginning of the 1-, 5-, or 10-year periods at the end of such periods, after taxes on fund distributions and redemption

YIELD AND EFFECTIVE YIELD

      PRIME PORTFOLIO AND GOVERNMENT PORTFOLIO. The yield for each Portfolio is calculated daily based upon the seven days ending on the date of calculation ("base period"). The yields are computed by determining the net change, exclusive of capital changes and income other than investment income, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the base period, subtracting a hypothetical charge reflecting deductions from shareholder accounts and dividing the net change in the account value by the value of the account at the beginning of the base period to obtain the base period return, and then multiplying the base period return by (365/7) with the resulting yield figure carried to the nearest hundredth of one percent. An effective yield is computed by determining the net change, exclusive of capital changes and income other than investment income, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and then compounding the base period return by adding 1, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result, according to the following formula:

EFFECTIVE YIELD=[(BASE PERIOD RETURN+1)[365/7]] - 1

      The following are the current and effective yields for Prime Portfolio for the seven-day period ended December 31, 2004:

Current Yield......................    2.20%

Effective Yield....................    2.22%

      The Prime Portfolio and the Government Portfolio calculate their tax equivalent current yield by dividing that portion of the Portfolio's yield, as described above, that is tax-exempt by 1 minus a stated income tax rate and adding the quotient to that portion, if any, of the Portfolio's yield that is not tax-exempt.

      The Prime Portfolio and the Government Portfolio calculate their tax equivalent effective yield by dividing that portion of the Portfolio's effective yield, as described above, that is tax-exempt by 1 minus a stated income tax rate and adding the quotient to that portion, if any, of the Portfolio's effective yield that is not tax-exempt.

      The yields quoted are not indicative of future results. Yields will depend on the type, quality, maturity, and interest rate of money market instruments held by the Portfolios.

      In addition to total return, the Short-Term Bond Portfolio may quote performance in terms of a 30-day yield. The yield figures provided will be calculated according to a formula prescribed by the SEC and can be expressed as follows:

         Yield =    2[({a-b/cd}+1)(6) - 1]

Where:

         a = dividends and interest earned during the period.
         b = expenses accrued for the period (net of reimbursements).
         c = the average daily number of shares outstanding
             during the period that were entitled to receive dividends.
         d = the maximum offering price per share on the last day of the period.

      For the purpose of determining the interest earned (variable "a" in the formula) on debt obligations that were purchased by the Short-Term Bond Portfolio at a discount or premium, the formula generally calls for amortization of the discount or premium; the amortization schedule will be adjusted monthly to reflect changes in the market value of the debt obligations.

      Under this formula, interest earned on debt obligations for purposes of "a" above, is calculated by (1) computing the yield to maturity of each obligation held by the Short-Term Bond Portfolio based on the market value of the obligation (including actual accrued interest) at the close of business on the last day of each month, or, with respect to obligations purchased during the month, the purchase price (plus actual accrued interest), (2) dividing that figure by 360 and multiplying the quotient by the market value of the obligation (including actual accrued interest as referred to above) to determine the interest income on the obligation in the Short-Term Bond Portfolio's portfolio

(assuming a month of 30 days) and (3) computing the total of the interest earned on all debt obligations during the 30-day or one month period. Undeclared earned income, computed in accordance with generally accepted accounting principles, may be subtracted from the maximum offering price calculation required pursuant to "d" above.

      The Portfolios' performance will vary from time to time depending on market conditions, the composition of their portfolios and operating expenses. Consequently, any given performance quotation should not be considered representative of the performance of a Portfolio for any specified period in the future. Because performance will vary, it may not provide a basis for comparing an investment in shares of a Portfolio with certain bank deposits or other investments that may pay a fixed return for a stated period of time. Investors comparing a Portfolio's performance with that of other mutual funds should give consideration to the nature, quality and maturity of the respective investment companies' portfolio securities and market conditions. An investor's principal is not guaranteed by the Portfolios.

ITEM 22. FINANCIAL STATEMENTS

      The audited financial statements for the fiscal year ended December 31, 2004 for the Prime Portfolio, including PwC's report thereon, are included in the Portfolio's Annual Report to Shareholders, which was filed with the SEC on March 3, 2005, and are incorporated into this SAI by reference.

                                   APPENDIX A

RATINGS OF DEBT INSTRUMENTS

      MOODY'S INVESTORS SERVICE, INC. ("MOODY'S") - LONG TERM DEBT RATINGS. The following is a description of Moody's debt instrument ratings.

      Aaa - Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

      Aa - Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities, fluctuation of protective elements may be of greater amplitude, or there may be other elements present that make the long-term risk appear somewhat larger than that of the Aaa securities.

      A - Bonds that are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

      Moody's applies numerical modifiers 1, 2 and 3 in each generic rating classification from Aa through B. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a midrange ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

      STANDARD & POOR'S RATING GROUP ("S&P"). S&P's ratings are based, in varying degrees, on the following considerations: (i) the likelihood of default
- capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (ii) the nature of and provisions of the obligation; and (iii) the protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

      AAA - Debt rated AAA has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

      AA - Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in small degree.

      A - Debt rated A has a strong capacity to pay interest and repay principal, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

      Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

RATINGS OF COMMERCIAL PAPER

      MOODY'S. Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations. These obligations have an original maturity not exceeding one year, unless explicitly noted. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

      Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

      -     Leading market positions in well-established industries.

                                  Appendix A-1

      -     High rates of return on funds employed.

      - Conservative capitalization structure with moderate reliance on debt and ample asset protection.

      - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

      - Well-established access to a range of financial markets and assured sources of alternate liquidity.

      Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained.

      Issuers rated Not Prime do not fall within any of the Prime rating categories.

      S&P. An S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market. Ratings are graded into several categories, ranging from A-1 for the highest quality obligations to D for the lowest. These categories are as follows:

      A-1 - This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are deemed with a plus sign (+) designation.

      A-2 - Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

      FITCH, INC. ("FITCH"). Commercial paper rated by Fitch reflects Fitch's current appraisal of the degree of assurance of timely payment of such debt. An appraisal results in the rating of an issuer's paper as F-1, F-2, F-3, or F-4.

      F-1 - This designation indicates that the commercial paper is regarded as having the strongest degree of assurance for timely payment.

      F-2 - Commercial paper issues assigned this rating reflect an assurance of timely payment only slightly less in degree than those issues rated F-1.

                                 Appendix A-2

                                   APPENDIX B

                 STATE STREET NAVIGATOR SECURITIES LENDING TRUST

                       PROXY VOTING POLICY AND PROCEDURES

The Board of Trustees of State Street Navigator Securities Lending Trust (the "Trust") has determined that it is in the best interests of the Trust and its respective series (each, a "Portfolio" and collectively, the "Portfolios") for the Trust to adopt the following policy and procedures with respect to voting proxies relating to portfolio securities held by certain of the Portfolios.

I.  POLICY

It is the policy of the Trust to delegate the responsibility for voting proxies relating to portfolio securities held by the Portfolios to SSgA Funds Management, Inc. (the "Adviser") as a part of the Adviser's general management of the Portfolios' portfolios, subject to the Board's continuing oversight. The Board of Trustees of the Trust (the "Board") hereby delegates such responsibility to the Adviser, and directs the Adviser to vote proxies relating to portfolio securities held by each Portfolio consistent with the duties and procedures set forth below. The Adviser may retain one or more vendors to review, monitor and recommend how to vote proxies in a manner consistent with the duties and procedures set forth below, to ensure that such proxies are voted on a timely basis and to provide reporting and/or record retention services in connection with proxy voting for the Portfolios.

II.  FIDUCIARY DUTY

The right to vote a proxy with respect to portfolio securities held by a Portfolio is an asset of such Portfolio. The Adviser, to which authority to vote on behalf of the Portfolios is delegated, acts as a fiduciary of the Portfolios and must vote proxies in a manner consistent with the best interest of the Portfolios and their shareholders. In discharging this fiduciary duty, the Adviser must maintain and adhere to its policies and procedures for addressing conflicts of interest and must vote proxies in a manner substantially consistent with its policies, procedures and guidelines, as presented to the Board.

III.  PROCEDURES

The following are the procedures adopted by the Board for the administration of this policy:

      A. Review of Adviser Proxy Voting Procedures. The Adviser shall present to the Board its policies, procedures and other guidelines for voting proxies at least annually, and must notify the Board promptly of material changes to any policies and procedures.

      B. Voting Record Reporting. The Adviser shall provide the voting record information necessary for the completion and filing of Form N-PX to the Trust at least annually. Such voting record information shall be in a form acceptable to the Trust and shall be provided at such time(s) as are required for the timely filing of Form N-PX and at such additional time(s) as the Trust and the Adviser may agree to from time to time. With respect to those proxies that the Adviser has identified as involving a conflict of interest(1), the Adviser shall submit a separate report indicating the nature of the conflict of interest and how that conflict was resolved with respect to the voting

------------------
(1) As it is used in this document, the term "conflict of interest" refers to a situation in which the principal underwriter, Adviser or affiliated persons of the principal underwriter or Adviser have an interest in a matter presented by a proxy other than the obligation it incurs as a service provider to the Portfolios which could potentially compromise the principal underwriter's or Adviser's independence of judgment and action with respect to the voting of the proxy.

                                 Appendix B-1
      of the proxy.

      C. Record Retention. The Adviser shall maintain such records with respect to the voting of proxies as may be required by the Investment Advisers Act of 1940 and the rules promulgated thereunder or by the Investment Company Act of 1940, as amended and the rules promulgated thereunder.

      D. Conflicts of Interest. Any actual or potential conflicts of interest between a Portfolio's principal underwriter or Adviser and the applicable Portfolio's shareholders arising from the proxy voting process will be addressed by the Adviser and the Adviser's application of its proxy voting procedures pursuant to the delegation of proxy voting responsibilities to the Adviser. In the event that the Adviser notifies the officer(s) of the Trust that a conflict of interest cannot be resolved under the Adviser's Proxy Voting Procedures, such officer(s) are responsible for notifying the Audit Committee of the Trust of the irreconcilable conflict of interest and assisting the Audit Committee with any actions it determines are necessary.

IV.  REVOCATION

The delegation by the Board of the authority to vote proxies relating to portfolio securities of the Portfolios is entirely voluntary and may be revoked by the Board, in whole or in part, at any time.

V.  ANNUAL FILING

The Trust shall file an annual report of each proxy voted with respect to portfolio securities of the Portfolios during the twelve-month period ended June 30 on Form N-PX not later than August 31 of each year.2

VI.  DISCLOSURES

      A. The Trust shall include in its registration statement:

            1. A description of this policy and of the policies and procedures used by the Adviser to determine how to vote proxies relating to portfolio securities; and

            2. A statement disclosing that information regarding how the Trust voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Trust's toll-free telephone number; or through a specified Internet address; or both; and on the Securities and Exchange Commission's (the "SEC") website.

      B. The Trust shall include in its annual and semi-annual reports to shareholders:

            1. A statement disclosing that a description of the policies and procedures used by or on behalf of the Trust to determine how to vote proxies relating to portfolio securities of the Portfolios is available without charge, upon request, by calling the Trust's toll-free telephone number; through a specified Internet address, if applicable; and on the SEC's website; and

            2. A statement disclosing that information regarding how the Trust voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Trust's toll-free telephone number; or through a specified Internet address; or both; and on the SEC's website.

----------------
(2) The Trust must file their first report on Form N-PX not later than August 31, 2004, for the twelve-month period beginning July 1, 2003, and ending June 30, 2004.

                                 Appendix B-2

VII.  REVIEW OF POLICY.

The Board shall review this policy to determine its sufficiency and shall make and approve any changes that it deems necessary from time to time.

                                 Appendix B-3

                                   APPENDIX C

                                                                     [SSGA LOGO]

 PROXY VOTING POLICY

INTRODUCTION

SSgA Funds Management, Inc. ("FM") seeks to vote proxies in the best interests of its clients. In the ordinary course, this entails voting proxies in a way which FM believes will maximize the monetary value of each portfolio's holdings. FM takes the view that this will benefit our direct clients (e.g. investment funds) and, indirectly, the ultimate owners and beneficiaries of those clients (e.g. fund shareholders).

Oversight of the proxy voting process is the responsibility of the State Street Global Advisors (SSgA) Investment Committee. The SSgA Investment Committee reviews and approves amendments to the FM Proxy Voting Policy and delegates authority to vote in accordance with this policy to Proxy Voting Services. FM retains the final authority and responsibility for voting. In addition to voting proxies, FM:

      1) describes its proxy voting procedures to its clients in Part II of its Form ADV;

      2)    provides the client with this written proxy policy, upon request;

      3) discloses to its clients how they may obtain information on how FM voted the client's proxies;

      4)    matches proxies received with holdings as of record date;

      5) reconciles holdings as of record date and rectifies any discrepancies;

      6) generally applies its proxy voting policy consistently and keeps records of votes for each client;

      7)    documents the reason(s) for voting for all non-routine items; and

      8) keeps records of such proxy voting available for inspection by the client or governmental agencies.

PROCESS

The SSgA FM Principal -- Manager of Corporate Actions is responsible for monitoring corporate actions. As stated above, oversight of the proxy voting process is the responsibility of the SSgA Investment Committee, which retains oversight responsibility for all investment activities of all State Street Corporation investment firms.

In order to facilitate our proxy voting process, FM retains a firm with expertise in the proxy voting and corporate governance fields to assist in the due diligence process. The Manager of Corporate Actions is responsible, working with this firm, for ensuring that proxies are submitted in a timely manner.

All proxies received on behalf of FM clients are forwarded to our proxy voting firm. If (i) the request falls within one of the guidelines listed below, and
(ii) there are no special circumstances relating to that company or proxy which come to our attention (as discussed below), the proxy is voted according to our guidelines.

                                 Appendix C-1

However, from time to time, proxy votes will be solicited which (i) involve special circumstances and require additional research and discussion or (ii) are not directly addressed by our policies. These proxies are identified through a number of methods, including but not limited to notification from our third party proxy voting specialist, concerns of clients, review by internal proxy specialists, and questions from consultants.

In instances of special circumstances or issues not directly addressed by our policies, the Chairman of the Investment Committee is consulted for a determination of the proxy vote. The first determination is whether there is a material conflict of interest between the interests of our client and those of FM. If the Manager of Corporate Actions and the Chairman of the Investment Committee determine that there is a material conflict, the process detailed below under "Potential Conflicts" is followed. If there is no material conflict, we examine each of the issuer's proposals in detail in seeking to determine what vote would be in the best interests of our clients. At this point, the Chairman of the Investment Committee makes a voting decision based on maximizing the monetary value of each portfolios' holdings. However, the Chairman of the Investment Committee may determine that a proxy involves the consideration of particularly significant issues and present the proxy to the entire Investment Committee for a decision on voting the proxy.

FM also endeavors to show sensitivity to local market practices when voting proxies of non-U.S. issuers. SSgA votes in all markets where it is feasible to do so. Note that certain custodians utilized by our clients do not offer proxy voting in every foreign jurisdiction. In such a case, FM will be unable to vote such a proxy.

VOTING

For most issues and in most circumstances, we abide by the following general guidelines. However, as discussed above, in certain circumstances, we may determine that it would be in the best interests of our clients to deviate from these guidelines.

Management Proposals

I. Generally, SSgA votes in support of management on the following ballot items, which are fairly common management sponsored initiatives.

      - Elections of directors who do not appear to have been remiss in the performance of their oversight responsibilities and who do not simultaneously serve on an unreasonable (as determined by SSgA) (other than those affiliated with the issues) number of other boards

      -     Approval of auditors

      -     Directors' and auditors' compensation

      -     Directors' liability and indemnification

      -     Discharge of board members and auditors

      -     Financial statements and allocation of income

      - Dividend payouts that are greater than or equal to country and industry standards

      -     Authorization of share repurchase programs

      -     General updating of or corrective amendments to charter

                                 Appendix C-2

      -     Change in Corporation Name

      -     Elimination of cumulative voting

II. Generally, SSgA votes in support of management on the following items, which have potentially substantial financial or best-interest impact:

      - Capitalization changes which eliminate other classes of stock and voting rights

      - Changes in capitalization authorization for stock splits, stock dividends, and other specified needs which are no more than 50% of the existing authorization for U.S. companies and no more than 100% of existing authorization for non-U.S. companies

      - Elimination of pre-emptive rights for share issuance of less than a given percentage (country specific - ranging from 5% to 20%) of the outstanding shares

      -     Elimination of "poison pill" rights

      - Stock purchase plans with an exercise price of not less that 85% of fair market value

      -     Stock option plans which are incentive based and not excessive

      -     Other stock-based plans which are appropriately structured

      -     Reductions in super-majority vote requirements

      -     Adoption of anti-"greenmail" provisions

III. Generally, SSgA votes against management on the following items, which have potentially substantial financial or best interest impact:

      - Capitalization changes that add "blank check" classes of stock or classes that dilute the voting interests of existing shareholders

      - Changes in capitalization authorization where management does not offer an appropriate rationale or which are contrary to the best interest of existing shareholders

      - Anti-takeover and related provisions that serve to prevent the majority of shareholders from exercising their rights or effectively deter appropriate tender offers and other offers

      - Amendments to bylaws which would require super-majority shareholder votes to pass or repeal certain provisions

      -     Elimination of Shareholders' Right to Call Special Meetings

      -     Establishment of classified boards of directors

      - Reincorporation in a state which has more stringent anti-takeover and related provisions

                                 Appendix C-3

      - Shareholder rights plans that allow the board of directors to block appropriate offers to shareholders or which trigger provisions preventing legitimate offers from proceeding

      -     Excessive compensation

      - Change-in-control provisions in non-salary compensation plans, employment contracts, and severance agreements which benefit management and would be costly to shareholders if triggered

      -     Adjournment of Meeting to Solicit Additional Votes

      - "Other business as properly comes before the meeting" proposals which extend "blank check" powers to those acting as proxy

      - Proposals requesting re-election of insiders or affiliated directors who serve on audit, compensation, and nominating committees.

IV. SSgA evaluates Mergers and Acquisitions on a case-by-case basis. Consistent with our proxy policy, we support management in seeking to achieve their objectives for shareholders. However, in all cases, SSgA uses its discretion in order to maximize shareholder value. SSgA generally votes as follows:

      - Against offers with potentially damaging consequences for minority shareholders because of illiquid stock, especially in some non-US markets

      - For offers that concur with index calculators treatment and our ability to meet our clients return objectives for passive funds

      - Against offers when there are prospects for an enhanced bid or other bidders

      - For proposals to restructure or liquidate closed end investment funds in which the secondary market price is substantially lower than the net asset value

Shareholder Proposals

Traditionally, shareholder proposals have been used to encourage management and other shareholders to address socio-political issues. SSgA believes that it is inappropriate to use client assets to attempt to affect such issues. Thus, we examine shareholder proposals primarily to determine their economic impact on shareholders.

I. Generally, SSgA votes in support of shareholders on the following ballot items, which are fairly common shareholder-sponsored initiatives:

      -     Requirements that auditors attend the annual meeting of shareholders

      - The establishment of annual elections of the board of directors unless the board is composed by a majority of independent directors, the board's key committees (auditing, nominating and compensation) are composed of independent directors, and there are no other material governance issues or performance issues

      - Mandates requiring a majority of independent directors on the Board of Directors and the audit, nominating, and compensation committees

                                 Appendix C-4

      - Mandates that amendments to bylaws or charters have shareholder approval

      -     Mandates that shareholder-rights plans be put to a vote or repealed

      -     Establishment of confidential voting

      - Expansions to reporting of financial or compensation-related information, within reason

      -     Repeals of various anti-takeover related provisions

      -     Reduction or elimination of super-majority vote requirements

      -     Repeals or prohibitions of "greenmail" provisions

      -     "Opting-out" of business combination provisions

      - Proposals requiring the disclosure of executive retirement benefits if the issuer does not have an independent -- compensation committee

II. In light of recent events surrounding corporate auditors and taking into account corporate governance provisions released by the SEC, NYSE, and NASDAQ, SSgA votes in support of shareholders on the following ballot items, which are fairly common shareholder-sponsored initiatives:

      - Disclosure of Auditor and Consulting relationships when the same or related entities are conducting both activities

      - Establishment of selection committee responsible for the final approval of significant management consultant contract awards where existing firms are already acting in an auditing function

      - Mandates that Audit, Compensation and Nominating Committee members should all be independent directors

      - Mandates giving the Audit Committee the sole responsibility for the selection and dismissal of the auditing firm and any subsequent result of audits are reported to the audit committee

III. SSgA votes against shareholders on the following initiatives, which are fairly common shareholder-sponsored initiatives:

      -     Limits to tenure of directors

      - Requirements that candidates for directorships own large amounts of stock before being eligible to be elected

      -     Restoration of cumulative voting in the election of directors

      - Requirements that the company provide costly, duplicative, or redundant reports; or reports of a non-business nature

                                 Appendix C-5

      - Restrictions related to social, political, or special interest issues which affect the ability of the company to do business or be competitive and which have significant financial or best-interest impact

      - Proposals which require inappropriate endorsements or corporate actions

      - Requiring the company to expense stock options unless already mandated by FASB (or similar body) under regulations that supply a common valuation model

      - Proposal asking companies to adopt full tenure holding periods for their executives

      - Proposals requiring the disclosure of executive retirement benefits if the issuer has an independent -- compensation committee

Shareholder Activism

We at FM agree entirely with the United States Department of Labor's position that "where proxy voting decisions may have an effect on the economic value of the plan's underlying investment, plan fiduciaries should make proxy voting decisions with a view to enhancing the value of the shares of stock" (IB 94-2). Our proxy voting policy and procedures are designed to ensure that our clients receive the best possible returns on their investments. We meet directly with corporation representatives and participate in conference calls and third-party inquiries in order to ensure our processes are as fully informed as possible.

Through our membership in the Council of Institutional Investors as well as our contact with corporate pension plans, public funds, and unions, we are also able to communicate extensively with other shareholders regarding events and issues relevant to individual corporations, general industry, and current shareholder concerns.

In addition, FM monitors "target" lists of underperforming companies prepared by various shareholder groups, including: California Public Employee Retirement System, The City of New York - Office of the Comptroller, International Brotherhood of Teamsters, and Council of Institutional Investors. Companies, so identified, receive an individual, systematic review by the Corporate Governance Subcommittee of SSgA's Investment Committee.

As an active shareholder, FM's role is to ensure that corporate policies serve the best interests of the corporation's investor-owners. Though we do not seek involvement in the day-to-day operations of an organization, we recognize the need for conscientious oversight of and input into management decisions that may affect a company's value. To that end, our monitoring of corporate management and industry events is substantially more detailed than that of the typical voter. We have demonstrated our willingness to vote against management-sponsored initiatives and to support shareholder proposals when appropriate. To date we have not filed proposals or initiated letter-writing or other campaigns, but have used our active participation in the corporate governance process--especially the proxy voting process--as the most effective means by which to communicate our and our clients' legitimate shareholder concerns. Should an issue arise in conjunction with a specific corporation that cannot be satisfactorily resolved through these means, we shall consider other approaches.

Through the consistent, conscientious execution of our responsibilities as both fiduciary and shareholder, FM is able to promote the best interests of its fellow shareholders and its clients. The SSgA Funds Management, Inc. Proxy Voting Policy provides for this active, informed participation in the management of those corporations in which we hold shares.

                                 Appendix C-6

POTENTIAL CONFLICTS

As discussed above under Process, from time to time, FM will review a proxy which presents a potential material conflict. For example, FM or its affiliates may provide services to a company whose management is soliciting proxies, or to another entity which is a proponent of a particular proxy proposal. Another example could arise when FM has business or other relationships with participants involved in proxy contests, such as a candidate for a corporate directorship.

As a fiduciary to its clients, FM takes these potential conflicts very seriously. While FM's only goal in addressing any such potential conflict is to ensure that proxy votes are cast in the clients' best interests and are not affected by FM's potential conflict, there are a number of courses FM may take. The final decision as to which course to follow shall be made by the Investment Committee.

When the matter falls clearly within one of the proposals enumerated above, casting a vote which simply follows FM's pre-determined policy would eliminate FM's discretion on the particular issue and hence avoid the conflict.

In other cases, where the matter presents a potential material conflict and is not clearly within one of the enumerated proposals, or is of such a nature that FM believes more active involvement is necessary, the Chairman of the Investment Committee shall present the proxy to the Investment Committee, who will follow one of two courses of action. First, FM may employ the services of a third party, wholly independent of FM, its affiliates and those parties involved in the proxy issue, to determine the appropriate vote.

Second, in certain situations the Investment Committee may determine that the employment of a third party is unfeasible, impractical or unnecessary. In such situations, the Investment Committee shall make a decision as to the voting of the proxy. The basis for the voting decision, including the basis for the determination that the decision is in the best interests of FM's clients, shall be formalized in writing as a part of the minutes to the Investment Committee. As stated above, which action is appropriate in any given scenario would be the decision of the Investment Committee in carrying out its duty to ensure that the proxies are voted in the clients', and not FM's, best interests.

RECORDKEEPING

In accordance with applicable law, FM shall retain the following documents for not less than five years from the end of the year in which the proxies were voted, the first two years in FM's office:

      1) FM's Proxy Voting Policy and any additional procedures created pursuant to such Policy;

      2) a copy of each proxy statement FM receives regarding securities held by its clients (note: this requirement may be satisfied by a third party who has agreed in writing to do so or by obtaining a copy of the proxy statement from the EDGAR database);

      3) a record of each vote cast by FM (note: this requirement may be satisfied by a third party who has agreed in writing to do so);

      4) a copy of any document created by FM that was material in making its voting decision or that memorializes the basis for such decision; and

      5) a copy of each written request from a client, and response to the client, for information on how FM voted the client's proxies.

                                 Appendix C-7

DISCLOSURE OF CLIENT VOTING INFORMATION

Any client who wishes to receive information on how its proxies were voted should contact its FM client service officer.

                                 Appendix C-8

                                     PART C

ITEM 23. EXHIBITS

             (a) (1) Master Trust Agreement (Agreement and Declaration of
                     Trust), effective as of June 15, 1995, is incorporated by reference to original Registration Statement on Form N-1A filed on June 20, 1996.

                 (2) Amendment No. 1, dated February 26, 1996, to the Master
                     Trust Agreement, is incorporated by reference to original Registration Statement on Form N-1A filed on June 20, 1996.

                 (3) Amendment No. 2, dated September 5, 1997, to the Master
                     Trust Agreement, is incorporated by reference to Post-Effective Amendment No. 5 on Form N-1A filed on April 27, 2001.

                 (4) Amendment No. 3, dated March 1, 1999, to the Master Trust
                     Agreement, is incorporated by reference to Post-Effective Amendment No. 5 on Form N-1A filed on April 27, 2001.

             (b) By-Laws are incorporated by reference to the Registration Statement filed on June 20, 1996.

             (c)     None.

             (d) (1) Investment Advisory Agreement between State Street
                     Navigator Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to the Registration Statement filed on June 20, 1996.

                 (2) Investment Advisory Agreement between State Street
                     Navigator Securities Lending Trust and SSgA Funds Management, Inc. is incorporated by reference to Post-Effective Amendment No. 7 on Form N-1A filed on April 30, 2002.

             (e)     Not Applicable.

             (f)     Not Applicable.

             (g) (1) Custodian Agreement between State Street Navigator
                     Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to the Registration Statement filed on June 20, 1996.

                 (2) Amendment to the Custodian Agreement between State Street
                     Navigator Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 7 on Form N-1A filed on April 30, 2002.

             (h) (1) Transfer Agency Agreement between State Street Navigator
                     Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to the Registration Statement filed on June 20, 1996.

                 (2) Administration Agreement between State Street Navigator
                     Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to the Registration Statement filed on June 20, 1996.

                 (3) Powers of attorney are incorporated by reference to
                     Post-Effective Amendment No. 5 on Form N-1A filed on April 27, 2001.

             (i)     Not Applicable.

             (j) Consent of Independent Registered Public Accounting Firm filed herewith.

             (k)     Not Applicable.

             (l)     None.

             (m)     Not Applicable.

             (n)     Not Applicable.

             (p) The Registrant is a money market Fund and is not required to adopt a code of ethics required by Rule 17j-1 under the Investment Company Act of 1940, as amended.

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

      The Registrant is not directly or indirectly controlled by or under common control with any person other than the Trustees. It does not have any subsidiaries.

ITEM 25. INDEMNIFICATION

      Under Article VI of the Registrant's Master Trust Agreement, the Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (hereinafter referred to as a "Covered Person")) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, director or trustee, except with respect to any matter as to which it has been determined that such Covered Person had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office (such conduct referred to hereafter as "Disabling Conduct"). A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against a Covered Person for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of Disabling Conduct by (a) a vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust as defined in section 2(a) (19) of the Investment Company Act of 1940, as amended (the "1940 Act"), nor parties to the proceeding, or (b) an independent legal counsel in a written opinion.

      Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to Trustees, officers, underwriters and controlling persons of the Registrant, pursuant to Article VI of the Registrant's Master Trust Agreement, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such Trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

      See "Management of the Trust" in Part B. Information as to the directors and officers of the Adviser is included in its Form ADV filed with the SEC and is incorporated herein by reference thereto.

ITEM 27. PRINCIPAL UNDERWRITERS

      Not Applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

      All accounts, books, records and documents of the Registrant required pursuant to Section 31(a) of the 1940 Act and the rules promulgated thereunder are located in whole or in part, as the offices of the Registrant and the following locations:

     SSgA Funds Management, Inc. (Investment Adviser)
     State Street Financial Center
     One Lincoln Street
     Boston, MA 02111

     State Street Bank and Trust Company (Administrator,
     Custodian and Transfer Agent)
     225 Franklin Street
     Boston, Massachusetts 02110.

ITEM 29. MANAGEMENT SERVICES

      None.

ITEM 30. UNDERTAKINGS

      Not Applicable.

SIGNATURE

      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, State Street Navigator Securities Lending Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 28th day of April 2005.

STATE STREET NAVIGATOR SECURITIES LENDING TRUST

By: /s/Edward O'Brien
    -----------------------
    Edward O'Brien
    President (Principal Executive Officer)

By: /s/Karen D. Gillogly
    -----------------------
    Karen D. Gillogly
    Assistant Treasurer (Principal Accounting Officer)

                                  EXHIBIT LIST

 Item No.                                   Exhibit
-----------         --------------------------------------------------------
Exhibit (j)         Consent of Independent Registered Public Accounting Firm